Exhibit 10.17

STANDARD LEASE*

This STANDARD LEASE (“Lease”), dated for reference purposes only April 15, 2011 is entered into by ALLISON – ZONGKER, L.P. (“Landlord”), and Protox Therapeutics Corp. a Delaware corporation (“Tenant”).

1.	BASIC LEASE TERMS.

The basic terms of the Lease set forth in this Article 1 shall be read in conjunction with the other Articles of this Lease, which define and explain the basic terms.

1.1 Address for Notice (see Section 24.19):

Landlord:	ALLISON – ZONGKER
1299 Prospect Street
La Jolla, California 92037

Tenant:	At the Premises, or
Address for Tenant other than at the Premises (required):
1500-885 West Georgia Street
Vancouver, BC, Canada V6C 3E8

1.2 Description of Premises:

Property Name:	Green Dragon Colony

Address:	1258 Prospect Street, La Jolla, CA 92037

Approximate Rentable Square Footage:	2,002	Pro Rata Share:	9.1249%

1.3 Commencement Date:	April 13, 2011

1.4 Lease Term (see Article 3): Approximately three (3) years and zero (0) months, beginning on the Commencement Date and ending on the last day of the calendar month of May, 2014 (the “Expiration Date”).

1.5 Minimum Monthly Rent: $8,330.00 per month for the first Lease Year, as provided in Article 4. The Minimum Monthly Rent shall be increased on the first day of the second Lease Year and each Lease Year thereafter to reflect changes in the cost of living pursuant to Section 4.3. In no event shall the increase exceed five (5) percent per year.

1.6 Percentage Rent Rate: Zero (0) percent (see Section 4.7).

1.7 Security Deposit: $19,000.00 (see Article 5).

1.8 Permitted Use (see Article 11); Office use only.

1.9 Tenant’s Guarantor (If none, so state): None.

1.10 Additional Provisions: The following additional provisions are attached to and made a part of this Lease (if none, so state):

1.	Rent Commencement Date.

The rent commencement date shall be the day after the completion of Tenant’s Improvements, or July 1, 2011, whichever comes earlier.

2.	Heating, Ventilating, Air Conditioning System.

Should the existing HVAC system require replacement, as determined by Landlord’s mechanical contractor, during the initial Term of the Lease, Landlord shall select, and pay for, the replacement equipment.

*	This Standard Lease, dated April 15, 2011, cancels and supersedes all previously executed Lease Agreements for these Leased Premises.

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3.	Replacement of Roof Covering.

Upon completion of Tenant’s skylight installation, Landlord shall have the roof covering of the Premises replaced, at Landlord’s expense.

4.	Additional Exclusions to Operating Costs (Section 6.3 herein).

“Notwithstanding anything to the contrary in this Lease, Operating Costs shall not include (i) any costs relating to hazardous materials (provided that Tenant will be responsible for hazardous materials to the extent provided in Section 14 below); (ii) the cost of any items for which Landlord is reimbursed by any other source (including without limitation insurance proceeds, condemnation awards, or a tenant of the Property); (iii) depreciation, amortization and interest payments and interest, principal, points and fees on debts or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Property (including the real property on which the Property is situated); (iv) marketing costs, including leasing commissions and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property; (v) costs, including permit, license and inspection cots, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Property; (vi) costs incurred in connection with the original construction or any future expansion of the Project; (vii) costs excluded from Operating Costs elsewhere in this Lease; and (viii) the cost of any capital items, other than capital items which are reasonably anticipated to reduce operating costs at the Property and those which are required to be made to comply with laws in effect after the Lease Commencement Date. All capital items shall be amortized over their useful life as reasonably determined by Landlord In accordance with generally accepted accounting practices.”

5.	Assignment and Subletting, Affiliate Transfers.

“Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 18, a Transfer (i) to an affiliate (“Affiliate”) of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, or that becomes a parent, successor or affiliate of Tenant, or is a successor of Tenant by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets), or (ii) in connection with a merger, consolidation, public offering, reorganization, dissolution or an acquisition of all or substantially all of the assets or interests (partnership, stock or other) of Tenant, shall not be deemed a Transfer under this Article 18, provided that (i) Tenant notifies Landlord of any such assignment or sublease or transfer prior to the effective date thereof (or, in the event that confidentiality agreements or applicable laws preclude such prior disclosure, promptly after the effective date thereof) and promptly supplies Landlord with any non-confidential documents or information reasonably requested by Landlord regarding such assignment or sublease to such Affiliate and (ii) no monetary or material Event of Default then exists under this Lease. “Control,” as used in this Article 18, shall mean the ownership, directly or indirectly, of fifty percent (50%) or greater of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of fifty percent (50%) or greater of the voting interest in, an entity. The raising of capital by an offering of stock or ownership interest in Tenant will not be deemed a transfer for purposes of this Lease and will not require Landlord’s consent.”

6.	Window Cleaning, Maintenance, Replacement.

Tenant shall require all personnel working on any window to employ a safety harness which is securely attached to the installed safety cables on the Premises.

7.	Floor Covering Allowance by Landlord.

For the area presently covered by carpet pad only, a floor covering allowance of $20.00 per yard shall be paid by Landlord to Tenant upon completion of the floor covering work.

8.	Option(s) to Extend The Term of This Lease.

Provided that Tenant is not in default under this Lease, after notice and beyond any applicable cure period, either at the time Tenant provides a Notice of Exercise (as defined below) or at any time prior to the commencement of the applicable Extension Term, Landlord hereby grants to Tenant two (2) separate options to extend the term of this Lease (each an “Option to Extend”) each one for a period of three (3) years (each an “Extension Term”) upon the same terms and conditions as set forth in the Lease (provided that Tenant shall have no further options to extend the Lease Term). If Tenant desires to exercise an option for an Extension Term, Tenant must provide written notice to Landlord in accordance with Lease Section 24.19 at least eight (8) months and not more than twelve (12)

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months prior to the Expiration Date of the Lease, as the Expiration Date may have been extended by any previous Extension Term (the “Notice of Exercise”). Tenant’s failure to provide Notice of Exercise within this time period shall immediately terminate the Option to Extend and any additional Option to Extend as set forth in the Lease, the parties expressly agreeing that time is of the essence for purposes of providing a Notice of Exercise.

9.	Right of First Refusal.

If, during the twelve month period following the Lease Commencement Date of April 13, 2011, Landlord shall receive a bona fide offer from any person or entity to lease the Premises known as 1260 Prospect Street, La Jolla, CA which is located directly below the Leased Premises herein, Landlord shall send Tenant a copy of the proposed Lease Terms (except for the name of the proposed Lessee), and notify Tenant of the intention of Landlord to accept the same.

Tenant shall have the right within ten (10) days to accept the proposed terms, and enter into an amendment to this Lease Agreement at a rental rate per square foot no greater than the rental rate per square foot hereunder. If Tenant does not accept the terms within said period, Landlord may lease the premises to a third party.

1.11 Exhibits: The following Exhibits are attached to and made a part of this Lease:

Exhibit “A” – Description of Premises

Exhibit “B” – Rules and Regulations

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	11.6	Signs	9
	11.7	Parking; Validation Coupons	9
	11.8	Entry by Landlord	9

12.	ACCEPTANCE OF PREMISES; NONLIABILITY OF LANDLORD; DISCLAIMER		10
	12.1	Acceptance of Premises	10
	12.2	Landlord’s Exemption From Liability	10
	12.3	No Warranties or Representations	10
	12.4	Keys	11

13.	INDEMNIFICATION		11

14.	HAZARDOUS MATERIALS		11
	14.1	Definitions	11
	14.2	Use of Hazardous Materials	12
	14.3	Compliance With Laws; Handling Hazardous Materials	12
	14.4	Notice; Reporting	12
	14.5	Indemnity	12
	14.6	Entry and Inspection; Cure	12
	14.7	Termination/Expiration	13
	14.8	Event of Default	13

15.	ALTERATIONS; LIENS		13
	15.1	Alterations by Tenant	13
	15.2	Permits and Governmental Requirements	13
	15.3	Liens	13

16.	DAMAGE AND DESTRUCTION		13
	16.1	Partial Insured Damage	13
	16.2	Insurance Deductible	14
	16.3	Uninsured Damage	14
	16.4	Total Destruction	14
	16.5	Partial Destruction of Property	14
	16.6	Tenant’s Obligations	14
	16.7	Rent Abatement	14
	16.8	Waiver of Inconsistent Statutes	14

17.	CONDEMNATION		14
	17.1	Condemnation of Premises	14
	17.2	Condemnation of Parking Area	14
	17.3	Condemnation Award	14

18.	ASSIGNMENT AND SUBLETTING		15
	18.1	Landlord’s Consent Required	15
	18.2	Landlord’s Election	15
	18.3	Costs; Transfer Fee	15
	18.4	Assumption; No Release of Tenant	15
	18.5	No Merger	15
	18.6	Reasonable Restriction	15
	18.7	Concessions	15

19.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE		16
	19.1	Subordination	16
	19.2	Attornment	16
	19.3	Estoppel Certificates	16

20.	SURRENDER OF PREMISES		16
	20.1	Condition of Premises	16
	20.2	Removal of Certain Alterations, Fixtures and Equipment Prohibited	16
	20.3	Holding Over	17

21.	DEFAULT BY TENANT		17

22.	REMEDIES		17
	22.1	Termination of Lease	17

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	22.2	Continuation of Lease	18
	22.3	Performance By Landlord	18
	22.4	Late Charge; Interest on Overdue Payments	18
	22.5	Landlord’s Right to Require Advance Payment of Rent; Cashier’s Checks	18

23.	DEFAULT BY LANDLORD		19
	23.1	Notice to Landlord	19
	23.2	Notice to Mortgagees	19
	23.3	Limitations on Remedies Against Landlord	19

24.	GENERAL PROVISIONS		19
	24.1	Action or Defense by Tenant	19
	24.2	Arbitration and Mediation; Waiver of Jury Trial	19
	24.3	Attorneys’ Fees	19
	24.4	Authority of Tenant	20
	24.5	Binding Effect	20
	24.6	Brokers	20
	24.7	Construction	20
	24.8	Counterparts	20
	24.9	Covenants and Conditions	20
	24.10	Entire Agreement	20
	24.11	Exhibits	20
	24.12	Financial Statements	20
	24.13	Force Majeure	20
	24.14	Governing Law	20
	24.15	Joint and Several Liability	20
	24.16	Modification	20
	24.17	Modification for Lender	21
	24.18	Nondiscrimination	21
	24.19	Notice	21
	24.20	Partial Invalidity	21
	24.21	Quiet Enjoyment	21
	24.22	Recording	21
	24.23	Relationship of the Parties	21
	24.24	Rights of Redemption Waived	21
	24.25	Time of Essence	21
	24.26	Transfer of Landlord’s Interest	21
	24.27	Other Tenancies	21
	24.28	Construction of Lease and Terms	21
	24.29	Waiver	22

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STANDARD LEASE*

This STANDARD LEASE (“Lease”), dated for reference purposes only April 15, 2011 is entered into by ALLISON – ZONGKER, L.P. (“Landlord”), and Protox Therapeutics Corp. a Delaware corporation (“Tenant”).

1.	BASIC LEASE TERMS.

The basic terms of the Lease set forth in this Article 1 shall be read in conjunction with the other Articles of this Lease, which define and explain the basic terms.

1.1 Address for Notice (see Section 24.19)

Landlord:	ALLISON – ZONGKER
1299 Prospect Street
La Jolla, California 92037

Tenant:	At the Premises, or
Address for Tenant other than at the Premises (required):
1500-885 West Georgia Street
Vancouver, BC, Canada V6C 3E8

1.2 Description of Premises:

Property Name:	Green Dragon Colony

Address:	1258 Prospect Street, La Jolla, CA 92037

Approximate Rentable Square Footage:	2,002	Pro Rata Share:	9.1249%

1.3 Commencement Date: April 13, 2011

1.4 Lease Term (see Article 3): Approximately three (3) years and zero (0) months, beginning on the Commencement Date and ending on the last day of the calendar month of May, 2014 (the “Expiration Date”).

1.5 Minimum Monthly Rent: $8,330.00 per month for the first Lease Year, as provided in Article 4. The Minimum Monthly Rent shall be increased on the first day of the second Lease Year and each Lease Year thereafter to reflect changes in the cost of living pursuant to Section 4.3. In no event shall the increase exceed five (5) percent per year.

1.6 Percentage Rent Rate: Zero (0) percent (see Section 4.7).

1.7 Security Deposit: $19,000.00 (see Article 5).

1.8 Permitted Use (see Article 11); Office use only.

1.9 Tenant’s Guarantor (If none, so state): None.

1.10 Additional Provisions: The following additional provisions are attached to and made a part of this Lease (if none, so state):

1.	Rent Commencement Date.

The rent commencement date shall be the day after the completion of Tenant’s Improvements, or July 1, 2011, whichever comes earlier.

2.	Heating, Ventilating, Air Conditioning System.

Should the existing HVAC system require replacement, as determined by Landlord’s mechanical contractor, during the initial Term of the Lease, Landlord shall select, and pay for, the replacement equipment.

*	This Standard Lease, dated April 15, 2011, cancels and supersedes all previously executed Lease Agreements for these Leased Premises.

3.	Replacement of Roof Covering.

Upon completion of Tenant’s skylight installation, Landlord shall have the roof covering of the Premises replaced, at Landlord’s expense.

4.	Additional Exclusions to Operating Costs (Section 6.3 herein).

“Notwithstanding anything to the contrary in this Lease, Operating Costs shall not include (i) any costs relating to hazardous materials (provided that Tenant will be responsible for hazardous materials to the extent provided in Section 14 below); (ii) the cost of any items for which Landlord is reimbursed by any other source (including without limitation insurance proceeds, condemnation awards, or a tenant of the Property); (iii) depreciation, amortization and interest payments and interest, principal, points and fees on debts or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Property (including the real property on which the Property is situated); (iv) marketing costs, including leasing commissions and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property; (v) costs, including permit, license and inspection cots, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Property; (vi) costs incurred in connection with the original construction or any future expansion of the Project; (vii) costs excluded from Operating Costs elsewhere in this Lease; and (viii) the cost of any capital items, other than capital items which are reasonably anticipated to reduce operating costs at the Property and those which are required to be made to comply with laws in effect after the Lease Commencement Date. All capital items shall be amortized over their useful life as reasonably determined by Landlord In accordance with generally accepted accounting practices.”

5.	Assignment and Subletting, Affiliate Transfers.

“Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 18, a Transfer (i) to an affiliate (“Affiliate”) of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, or that becomes a parent, successor or affiliate of Tenant, or is a successor of Tenant by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets), or (ii) in connection with a merger, consolidation, public offering, reorganization, dissolution or an acquisition of all or substantially all of the assets or interests (partnership, stock or other) of Tenant, shall not be deemed a Transfer under this Article 18, provided that (i) Tenant notifies Landlord of any such assignment or sublease or transfer prior to the effective date thereof (or, in the event that confidentiality agreements or applicable laws preclude such prior disclosure, promptly after the effective date thereof) and promptly supplies Landlord with any non-confidential documents or information reasonably requested by Landlord regarding such assignment or sublease to such Affiliate and (ii) no monetary or material Event of Default then exists under this Lease. “Control,” as used in this Article 18, shall mean the ownership, directly or indirectly, of fifty percent (50%) or greater of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of fifty percent (50%) or greater of the voting interest in, an entity. The raising of capital by an offering of stock or ownership interest in Tenant will not be deemed a transfer for purposes of this Lease and will not require Landlord’s consent.”

6.	Window Cleaning, Maintenance, Replacement.

Tenant shall require all personnel working on any window to employ a safety harness which is securely attached to the installed safety cables on the Premises.

7.	Floor Covering Allowance by Landlord.

For the area presently covered by carpet pad only, a floor covering allowance of $20.00 per yard shall be paid by Landlord to Tenant upon completion of the floor covering work.

8.	Option(s) to Extend The Term of This Lease.

Provided that Tenant is not in default under this Lease, after notice and beyond any applicable cure period, either at the time Tenant provides a Notice of Exercise (as defined below) or at any time prior to the commencement of the applicable Extension Term, Landlord hereby grants to Tenant two (2) separate options to extend the term of this Lease (each an “Option to Extend”) each one for a period of three (3) years (each an “Extension Term”) upon the same terms and conditions as set forth in the Lease (provided that Tenant shall have no further options to extend the Lease Term). If Tenant desires to exercise an option for an Extension Term, Tenant must provide written notice to Landlord in accordance with Lease Section 24.19 at least eight (8) months and not more than twelve (12)

months prior to the Expiration Date of the Lease, as the Expiration Date may have been extended by any previous Extension Term (the “Notice of Exercise”). Tenant’s failure to provide Notice of Exercise within this time period shall immediately terminate the Option to Extend and any additional Option to Extend as set forth in the Lease, the parties expressly agreeing that time is of the essence for purposes of providing a Notice of Exercise.

9.	Right of First Refusal.

If, during the twelve month period following the Lease Commencement Date of April 13, 2011, Landlord shall receive a bona fide offer from any person or entity to lease the Premises known as 1260 Prospect Street, La Jolla, CA which is located directly below the Leased Premises herein, Landlord shall send Tenant a copy of the proposed Lease Terms (except for the name of the proposed Lessee), and notify Tenant of the intention of Landlord to accept the same.

Tenant shall have the right within ten (10) days to accept the proposed terms, and enter into an amendment to this Lease Agreement at a rental rate per square foot no greater than the rental rate per square foot hereunder. If Tenant does not accept the terms within said period, Landlord may lease the premises to a third party.

1.11 Exhibits: The following Exhibits are attached to and made a part of this Lease:

Exhibit “A” – Description of Premises

Exhibit “B” – Rules and Regulations

2.	LEASE OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the “Premises”) described in Section 1.2, which Premises are indicated on the site/floor plan attached as Exhibit “A”. The Premises are part of the Property identified in Section 1.2 (the “Property”). The approximate Rentable Square Footage identified in Section 1.2 is a measurement of the net leasable floor area of the Premises, as determined by Landlord and applied on a consistent basis throughout the Property. Landlord and Tenant agree and acknowledge that the approximate Rentable Square Footage will not be subject to adjustment by Landlord or Tenant and is to be utilized throughout the Lease Term as the Rentable Square Footage of the Premises. Tenant acknowledges that this lease is subject and subordinate to all liens, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Premises, and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof in effect on the execution of this Lease or thereafter promulgated. Except as otherwise provided in this Lease with respect to Landlord’s obligation to make repairs, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises were in satisfactory condition and Tenant acknowledges and agrees that Tenant accepts the Premises and will occupy the Premises in its existing “as is” condition with no obligation of Landlord to improve or provide any allowances with respect to the improvement of the Premises except as expressly set forth in this Lease.

3.	LEASE TERM.

3.1 Commencement. The term of this Lease (the “Lease Term”) shall commence on the Commencement Date stated in Section 1.3 and shall continue for the period stated in Section 1.4, unless sooner terminated pursuant to any provision of this Lease.

3.2 Delay In Commencement. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.3 for any reason, Landlord shall not be subject to any liability therefor. Such non-delivery shall not affect the validity of this Lease nor the obligations of Tenant hereunder, however, Tenant shall not be obligated to pay rent until possession of the Premises is delivered to Tenant. If possession of the Premises is not delivered to Tenant within thirty (30) days of the Commencement Date, the last day of the Lease Term shall be extended by the total number of days that possession is so delayed, plus the minimum number of additional days necessary to make the Expiration Data the last day of a calendar month. If Landlord has not delivered possession of the Premises within ninety (90) days after the Commencement Date, Tenant may elect to terminate this Lease by delivering written notice to Landlord within ten (10) days thereafter, in which event the parties shall be discharged from all further obligations hereunder.

3.3 Early Occupancy. If Tenant, with the prior written consent of the Landlord, occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease. Such occupancy shall not advance the Expiration Date.

4.	RENT.

4.1 Minimum Monthly Rent. Tenant shall pay minimum monthly rent (“Minimum Monthly Rent”) in the initial amount stated in Section 1.5, which amount shall be subject to increase as provided in Sections 1.5 and 4.3. Tenant shall pay the Minimum Monthly Rent on or before the first day of each calendar month, in advance, at the office of Landlord or at such other place designated by Landlord, without deduction, offset or prior demand. If the Commencement Date is not the first day of a calendar month, the rent for the partial month at the beginning of the Lease Term shall be prorated on a per diem basis and shall be due on the first day of such partial month. Upon execution of this Lease, Tenant shall pay the first month’s Minimum Monthly Rent to Landlord.

4.2 Lease Year. As used in this Lease, the term “Lease Year” means (i) the first period of twelve (12) full calendar months following the Commencement Date (including, if the Commencement Date is not the first day of a calendar month, the period between the Commencement Date and the next first day of the month), (ii) each period of twelve (12) full calendar months thereafter, and (iii) any remaining peeled at the end of the Lease Term of less than twelve (12) full calendar months.

4.3 Cost-of-Living Increase. The Minimum Monthly Rent provided in Section 4.1 shall be increased, effective on the first day of each Lease Year (“Adjustment Date”), beginning with the first day of the second (2nd) Lease Year, to reflect increases in the cost of living. The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (1982-84 = 100) for the Los Angeles - Anaheim - Riverside Area (the “Index”), as published by the U.S. Department of Labor, Bureau of Labor Statistics. The Index published for the month which is three (3) months prior to the Adjustment Date shall be compared with the Index published for the same month in the preceding year, and the Minimum Monthly Rent shall be increased in accordance with the percentage increase (if any) between such indexes. No adjustment shall decrease the Minimum Monthly Rent below the amount in effect immediately prior to the adjustment. Landlord may calculate and give notice of the adjustment after the effective date of the increase, since the appropriate Index may not to available as of the Adjustment Date. In such event, Tenant shall continue to pay Minimum Monthly Rent at the rate in effect prior to the Adjustment Date until Landlord gives notice of the adjustment. Within fifteen (15) days alter receipt of such notice, Tenant shall pay in one lump sum the increase due from the Adjustment Date to the date of the notice. If the index is discontinued or materially revised during the Lease Term, Landlord shall adopt a substitute governmental index or computation that reasonably reflects consumer prices for purposes of computing the cost-of-living adjustment.

4.4 Additional Rent. All charges payable by Tenant in addition to Minimum Monthly Rent and Percentage Rent shall constitute Additional Rent to Landlord. All remedies available to Landlord for nonpayment of rent shall be available for nonpayment of any such Additional Rent. Unless this Lease provides otherwise, all Additional Rent shall be paid by Tenant, without limitation or offset, within fifteen (15) days after Tenant’s receipt of a statement from Landlord. Additional Rent includes, without limitation, Operating Costs (see Article 6), Maintenance and Repairs (see Article 7), Real Property Taxes (see Article 8), insurance costs (see Article 9), Utilities (see Article 10), and attorneys’ fees and costs (see Section 24.3). If any Minimum Monthly Rent is abated or waived pursuant to another specific term of this Lease, or in any separate agreement, it is understood that such abatement or waiver shall apply only to the Minimum Monthly Rent, and Tenant shall be obligated to pay all components of Additional Rent (including the applicable impounds thereof) during the periods of abatement or waiver of Minimum Monthly Rent and throughout the Lease Term. Minimum Monthly Rent, Percentage Rent, Additional Rent, and all other charges and monetary amounts due Landlord from Tenant hereunder shall constitute “rent.”

4.5 Impounds.1 Landlord shall have the right, but not the obligation, to collect and impound, in advance, any or all components of Operating Costs, Real Property Taxes and insurance costs based upon Landlord’s reasonable estimate of Tenant’s future liability for such amounts under this Lease. Landlord shall initially establish the monthly amount of such impound (“Monthly Impound Payments”), based upon its estimate of one-twelfth of Tenant’s annual liability therefor. Landlord shall have the right, at any time during the Lease Term, to adjust the amount of the Monthly Impound Payment upon notice to Tenant. The Monthly Impound Payment shall be due and payable on the first day of each month throughout the Lease Term. Any failure to pay the Monthly Impound Payment when due shall be an Event of Default under this Lease and shall entitle Landlord to exercise any or all of its remedies available in the same manner as for the failure to pay rent, including the imposition of late charges and interest, and the right of Landlord to require that future payment of the Monthly Impound Payments be made by cashier’s check. Upon the occurrence of any Event of Default by Tenant hereunder, Landlord shall have the right to apply all unapplied amounts of Monthly Impound Payments to Tenant’s default. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant an accounting of Tenant’s actual Pro Rata Share of Operating Costs and the estimated amounts paid by Tenant (the “Statement”). Any overpayment by Tenant shall be credited against next Monthly Impound Payments due hereunder, or, at Landlord’s option, shall be remitted to Tenant. Tenant shall pay the amount of any underpayment within fifteen (15) days after receipt of the Statement. Tenant acknowledges that the Monthly Impound Payments are estimates only and not a representation of the amount of Tenant’s ultimate liability for Operating Costs, Real Property Taxes and insurance costs.

4.6 Tenant Audit Right. Within ninety (90) days after receipt of a Statement (“Audit Period”), Tenant shall be entitled, upon no less than five (5) days united notice to Landlord and during business hours at Landlord’s office or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of the Impounds charged to Tenant for the calendar year for which the Statement was prepared. In no event shall Tenant have the right to review Landlord’s tax returns or other books and records which are confidential and/or would not otherwise pertain to the Impound payments. The inspection of Landlord’s records :shall be performed by a national public accounting firm or a firm which is otherwise reasonably acceptable to Landlord (“Qualified Firm”). Tenant agrees and acknowledges that the selected Qualified Firm may not already be providing primary accounting services to Tenant nor shall it have provided primary accounting services to Tenant in the past three (3) years and may not be paid on a contingency basis. The examination must be conducted within ten (10) days of such taxes and records being made evadable to Tenant (“Examination Period”). The Qualified Firm shall prepare a report indicating the results of the review (the “Report”). If the Report discloses that the amount of the Impounds billed to Tenant was incorrect, the

[1]	Landlord estimates that the Impounds for 2011 will be $1,200/month appropriate party shall pay the other party the deficiency or overpayment, as applicable, unless Landlord disputes the Report within thirty (30) days after the receipt of the Report by Landlord. If Landlord disputes the Report within this thirty (30) day period, Landlord and Tenant shall agree upon another Qualified Firm to review and verify the Impounds and provide the results thereof to Landlord and Tenant (the “Reconciliation Audit”). In such event, the determination as set forth in the Reconciliation Audit shall be binding upon Landlord and Tenant. All costs and expenses of the audit generating the Report shall be paid by Tenant unless the audit shows that the Landlord overstated the Impound Expenses in the Statement by more than five (5%), in which event Landlord shall pay the cost and expense of such audit. Notwithstanding the foregoing, in the event the Reconciliation Audit is performed, Landlord and Tenant shall each pay one-half of the cost of the Reconciliation Audit. The exercise by Tenant by its audit rights hereunder shall not relieve Tenant of its obligations to pay any amounts billed by Landlord prior to the request for an inspection and examination of Landlord’s books and records or permit Tenant the right to audit any other sums with the exception of the amount set forth in the Statement. If Tenant does not elect to exercise its rights to audit during Audit Period and/or does not examine the books and records during the Examination Period, then Landlord’s Statement shall conclusively be deemed to be correct and Tenant shall be bound by Landlord’s determination. Additionally, Tenant agrees and acknowledges that Tenant’s Lease provisions relating to the impounds may vary from other tenants and that the audit rights set forth herein and the review of books and records shall be confidential and, with the exception of Tenant’s auditors, Tenant may not disclose or discuss the audit or the results of the audit with any other parties, including but not limited to, any other tenants.

5.	SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in Section 1.7 (the “Security Deposit), to be held by Landlord, without liability for interest, as security for Tenant’s performance of its obligations under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Landlord may apply all or a part of the Security Deposit to any unpaid rent (including unpaid Additional Rent or Monthly Impound Payments) or other monetary payments due from Tenant or to cure any other default of Tenant hereunder and to compensate Landlord for all damage and expense sustained as a result of such default. If all or any portion of the Security Deposit is so applied, Tenant shall deposit cash sufficient to restore the Security Deposit to its original amount within fifteen (15) days after receipt of Landlord’s written demand. If Tenant fully and faithfully performs each of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of the later of the expiration or earlier termination of this Lease or the vacation of the Premises by Tenant. At Landlord’s request, Tenant shall accompany Landlord or Landlord’s representative on a ‘walk-through” of the Premises prior to Landlord’s return of the Security Deposit.

6.	OPERATING COSTS.

6.1 Payment of Operating Costs by Tenant. Tenant shall pay its pro rata share of Operating Costs for the Property, as defined herein. Tenant’s pro rata share shall be computed by Landlord on a monthly or other periodic basis selected by Landlord, Tenant shall pay the amount of such pro rata share to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord.

6.2 Pro Rata Share of Operating Costs. Tenant’s pro rata share of Operating Costs shall be the ratio of the Rentable Square Footage of the Premises (identified in Section 1.2) to the total Rentable Square Footage of the Property, as determined by Landlord from time to time. Changes in Rentable Square Footage shall be effective on the first day of the first calendar month following the change. Tenant’s share of Real Property Taxes, Insurance costs and other components of Additional Rent shall be computed on the same basis as Tenant’s Pro Rata Share of Operating Costs, unless Landlord determines that some other basis would be equitable.

6.3 Operating Costs. “Operating Costs” includes all casts of operating, managing, repairing, replacing and maintaining the Common Facilities and the Property, inducting without limitation: gardening and landscaping; the cost of public liability and property damage insurance; Real Property Taxes, as defined in Section 8.2 but applicable to the Common Facilities and the Property; utilities: line painting and parking lot repairs; roof repairs; lighting; trash and refuse removal; supplies; equipment; exterior painting; capital improvements (including without limitation the costs of roof, parking lot and underground utilities replacements); reasonable reserves for repairs and replacements; the costs of altering, improving, renovating, upgrading or retrofitting any portion of the Common Facilities to comply with all laws, regulations and governmental requirements applicable to the Property (including without limitation those related to disabled persons, hazardous materials, lighting upgrades, sprinkler and energy saving retrofits); costs of renovating or remodeling the Property for the benefit of all tenants; security service; property management costs and administrative fees; bookkeeping services; labor; and the cost of personnel to implement such services and direct parking. In lieu of including the entire amount of any such expense in Operating Costs in any one period. Landlord, at its election, may spread the inclusion of, or may amortize, any such expenses, or a reasonable reserve for anticipated expenses, in Operating Costs over such multiple periods as Landlord shall determine.

6.4 Common Facilities. “Common Facilities” includes all areas, facilities, utilities, equipment and services provided by Landlord for the common use or benefit of the occupants of the Property, and their employees, agents, customers and other invitees, including without limitation building lobbies, common corridors and hallways, restrooms, pedestrian walkways, driveways and access roads, access facilities for disabled persons (including elevators), truck serviceways, loading docks, garages, driveways, parking lots, landscaped areas, stairways, elevators, retaining walls, all areas required to be maintained under the conditions of governmental approvals for the Property, comfort and first-aid stations, parcel pick-up stations and other generally understood public or common areas. All Common Facilities shall at all times be subject to the exclusive control and management of

Landlord. Landlord shall have the right, without liability to Tenant, to relocate, alter, improve, or adjust the size and location of any Common Facilities from time to time, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities. Landlord shall have the right to construct, maintain and operate lighting facilities on the Common Facilities; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants; to close all or any portion of the Common Facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the Common Facilities; to discourage non-customer parking; and to do and perform such other acts in and to the Common Facilities which Landlord shall determine, using good business judgment, to be advisable to improve the convenience and use thereof by tenants, their officers, agents, employees and customers. Subject to the foregoing, Tenant may use all Common Facilities not within the Premises, under a revocable license, on a nonexclusive basis in common with other tenants. If any such license is revoked, or if the amount of such areas is diminished, Landlord shall not be subject to any liability and Tenant shall not be entitled to any compensation or abatement of rent, nor shall such revocation or diminution be deemed constructive or actual eviction.

7.	MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. Except as provided in Section 7.2, Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation: all nonstructural, interior, exterior, and landscaped areas; all heating, ventilation and air conditioning systems and equipment; all glass, glazing, windows, window moldings, partitions, doors and door hardware; all interior painting; all fixtures and appurtenances in the Premises or exclusively serving the Premises including electrical, lighting and plumbing fixtures; and all other portions of the Premises seen or unseen. Tenant shall promptly replace at its sole cost and expense any of the systems, equipment and other portions of the Premises for which it is responsible hereunder during the Lease Term, if and when necessary, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that Tenant shall maintain the Premises, at all times during the Lease Term, in an attractive, first-class and fully operative condition, at Tenant’s expense. If any heating and air conditioning system or equipment exclusively serves the Premises, Tenant shall additionally obtain and keep in force a preventive maintenance contract providing for the regular (at least quarterly) inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, and other parts of the air conditioning) by a reputable licensed heating and air conditioning contractor acceptable to Landlord. Prior to April 1 of each calendar year, Tenant shall deliver Landlord written confirmation from such contractor verifying that such a contract has been entered into and that the required service will be provided. Notwithstanding the foregoing, Landlord shall have the right, upon written notice in Tenant, to undertake the responsibility for preventive maintenance and repair of the heating and air conditioning system, at Tenants sole cost and expense.

7.2 Landlord’s Obligations. Landlord shall repair and maintain the Common Facilities, subject to Tenant’s obligation to pay its Pro Rata Share of Operating Costs, as provided in Article 6. Landlord shall maintain the roof, the foundations and structural portions of the Premises and any building of which the Premises are a part, but Tenant shall pay (a) the full costs of such maintenance, or an equitable share determined by Landlord if the Premises are part of a multi-tenant building, (b) the full amount of any maintenance and repairs necessitated by any act, omission, conduct or activity of, or breach of this lease by, Tenant or any of Tenant’s officers, agents, customers or invitees plus fifteen percent (15%) of the cost thereof for Landlord’s overhead, and (c) any maintenance and repairs necessitated by breaking and entering of the Premises. Tenant shall pay its share of such maintenance and repair costs incurred by Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. There shall be no abatement of rent, and no liability of Landlord, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements to any portion of the Premises or the Property. Except as provided in Article 18 (Damage and Destruction) and Article 17 (Condemnation), Landlord shall have absolutely no other responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the right to make repairs at Landlord’s expense under California Civil Code Section 1942, or under any other law, statute or ordinance now or hereafter in effect. Landlords obligations under this Section are not intended to alter or modify in any way the provisions of Article 12.

7.3 Performance By Landlord. If Tenant refuses or neglects to perform its maintenance obligations hereunder to the reasonable satisfaction of Landlord, Landlord shall have the right (but not the obligation), upon three (3) days’ prior notice to Tenant, to enter the Premises and perform such repairs and maintenance on behalf of Tenant. Landlord shall also have the right (but not the obligation), without prior notice to Tenant, to correct or remove any dangerous or hazardous condition, to repair the heating, ventilation, air conditioning or plumbing systems, to correct, repair or bring into legal compliance any fire or other life safety systems of the Premises, and to repair or replace any broken glass or glazing, if Tenant fails to correct or repair the same within twenty-four (24) hours after the need arises. Landlord shall not be liable to Tenant for any loss or damage to Tenant’s merchandise, fixtures, or other property or to Tenant’s business in connection with Landlord’s performance hereunder, and Tenant shall pay Landlord’s costs plus fifteen percent (15%) of such amount for overhead, upon presentation of a statement therefor, as Additional Rent. Tenant shall also pay interest at the rate provided in Section 22.4 from the date of completion of repairs by Landlord to the date paid by Tenant.

8.	REAL PROPERTY TAXES.

8.1 Payment of Real Property Taxes by Tenant. Tenant shall pay all Real Property Taxes applicable to the Premises during the Lease Term. If the Premises are not separately assessed, a share of the tax bill that includes the Premises shall be allocated to the Premises. Such share shall be equitably determined by Landlord based upon the Rentable Square Footage of the Premises compared to the total Rentable Square Footage covered by the tax bill, the respective valuations assigned in the assessor’s worksheet, or other reasonably available information. Tenant shall pay its share of Real Property Taxes to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord.

8.2 Real Property Taxes Defined. “Real Property Taxes” include all taxes, assessments, levies, fees and other governmental charges levied on or attributable to the Premises or any part thereof, including without limitation: (a) real property taxes and assessments levied with respect to all or a portion of the Premises, (b) assessments, charges and fees charged by governmental agencies or districts for services or facilities provided to the Premises, (c) transfer, transaction, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord, excluding any federal or state income, franchise, estate or inheritance taxes of Landlord, (d) taxes based upon a reassessment of the Premises due to a transfer or change of ownership, and (e) any assessment, charge or fee that is a substitute in whole or in part for any tax now or previously included within the definition of Real Property Taxes. If Landlord elects to contest an assessment of any Real Property Taxes, Landlord shall have the right to recover its actual costs of such contest (including attorneys’ fees and costs) as part of Real Property Taxes, but only to the extent such contest has resulted in a reduction of Real Property Taxes. Tenant shall not be entitled to the benefit of any reduction, refund, rebate or credit accruing r payable to Landlord prior to the commencement of or after the expiration or other termination of the Lease Term.

8.3 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises. If any such taxes on Tenant’s personal property are levied against Landlord or the Premises, or if the assessed value of the Premises is increased by inclusion of a value placed upon such personal property of Tenant, then: (a) Landlord, after written notice to Tenant, shall have the right to pay the taxes levied against Landlord, or the taxes based upon such increased valuation, but under protest if so requested by Tenant in writing, and (b)Tenant shall pay to Landlord the taxes levied against Landlord, or the taxes resulting from such increased valuation, within fifteen (15) days after Tenants receipt of a written statement from Landlord.

9.	INSURANCE.

9.1 All Risk Coverage. During the Lease Term, Landlord shall maintain, at Tenant’s expense, insurance covering loss or damage to the Premises (excluding Tenant’s Alterations, fixtures, equipment and personal property), insuring against any or all risks of physical loss (and including, at Landlord’s option, flood and earthquake coverage), with the scope and amounts of such coverage as are determined by Landlord. Said insurance shall provide for payment of loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises. Landlord may also maintain during the Lease Term, at Tenants expense, a policy of rental income insurance covering a period of eighteen (18) months, with loss payable to Landlord.

9.2 Tenant’s Personal Property and Fixtures. Tenant shall at all times, at Tenants sole cost and expense, maintain insurance against any or all risks of physical loss in an amount adequate to cover the cost of replacement of all of Tenant’s Alterations, trade fixtures, equipment and personal property. Such policy shall be issued by an insurance company approved by Landlord, shall name Landlord and Landlord’s lender as additional insureds, and shall provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written notice to Landlord and Landlord’s lender. Tenant shall deliver a certificate evidencing such insurance to Landlord, and a renewal or binder, at least twenty (20) days prior to expiration. Tenant acknowledges that Landlord’s insurance is not intended to cover Tenant’s Alterations, trade fixtures, equipment, and personal property. Landlord shall have the right, but not the obligation, to obtain at Tenant’s expense any or all of the insurance described in this Section.

9.3 Tenant’s Liability Insurance. Tenant shall, at Tenants sole cost and expense, provide comprehensive general liability insurance, fully covering and indemnifying Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees, agents, representatives; and other related entities and individuals (together with, at Landlord’s election, Landlord’s lender), as additional insureds, against any and all claims arising from personal injury, death, and/or property damage occurring in or about the Premises or the Property during the period of Tenant’s possession (actual and/or constructive) at the Premises. The initial limits of such insurance shall be at least $2,000,000 combined single liability limit. Tenant shall also, at its sole cost and expense, obtain workers’ compensation insurance for the protection of its employees such as will relieve Landlord of all liability to such employees for any and all accidents that may arise on or about the Premises or the Property. All insurance required to be carried by Tenant shall be primary and noncontributory to any insurance carried by Landlord, regardless of the absence of negligence or other fault of Tenant for alleged injury, death and/or property damage. Each policy of insurance required to be carried by Tenant hereunder shall: (a) contain cross-liability and contractual liability endorsements, (b) provide that no cancellation or reduction in coverage shall be effective until thirty (30) days after written malice to Landlord and Landlord’s lender, (c) be issued by an insurer licensed in California and reasonably approved by Landlord, and (d) shall insure Tenant’s performance of the Indemnity provisions of Article 13, but the amount of such Insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder. Prior to the Commencement Date, Tenant shall deliver a certificate evidencing all such insurance to Landlord. Tenant shall deliver a renewal or binder of such policy at least thirty (30) days prior to expiration thereof. Tenant shall, at Tenant’s expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. Tenant shall be in material breach of this Lease if Tenant fails to obtain the insurance required under this Section, or if Tenant obtains insurance with terms, conditions and/or exclusions that are inconsistent with the requirements and terms of this Lease.

9.4 Payment of Insurance Costs. Tenant shall pay directly all premiums for its liability insurance required under Section 9.3, for its personal property insurance to be carried by Tenant as required under this Article, and for all other insurance Tenant elects to carry. Tenant shall pay the insurance premiums, or where applicable its share thereof as equitably determined by Landlord, for the insurance policies carried or obtained by Landlord as described in this Article. If the Lease Term expires before the expiration of any such insurance policy, Tenant’s liability for premiums shall be prorated on an annual basis. Tenant shall pay such insurance costs to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. If any insurance policy maintained by Landlord covers improvements or real property other than the Premises, Landlord shall reasonably determine the portion of the premiums applicable to the Premises, and Tenant shall pay its share thereof as so determined. In addition, Tenant shall pay the full amount of any deductible amount under Landlord’s insurance policies, or where applicable, its share thereof as equitably determined by Landlord, within fifteen (15) days after receipt of a statement from Landlord.

9.5 Waiver of Subrogation. Each party waives all rights of recovery against the other party, and its officers, employees, agents and representatives for any claims for loss or damage to person or property caused by or resulting from fire or any other risks insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy.

9.6 Tenant’s Use Not to Increase Premium. Tenant shall not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article that may be prohibited by, or that might invalidate, in whole or in part, the coverage afforded by a standard form of fire or all risk insurance policy. Tenant shall pay the entire amount of any increase in premiums that may be charged during the Lease Term for the insurance that may be maintained by Landlord on the Premises or the Property resulting from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule issued by the entity making the insurance rate on the Premises showing the various components of such rate shall be conclusive evidence of the items and charges that make up the fire insurance rate on the Premises.

10.	UTILITIES.

Tenant shall pay the cost of all water, gas, heat, light, power, sewer, telephone, refuse disposal, and all other utilities and services supplied to the Premises. Tenant shall make payments for all separately metered utilities, when due, directly to the appropriate supplier. Landlord shall have the right to require Tenant to install, at Tenant’s sole expense, separate meters (or other submeter, device or monitor for the measurement of utility usage) for any utility for which a separate meter is not installed as of the Commencement Date. If any utilities or services are not separately metered or monitored with respect to the Premises, Landlord shall determine Tenant’s equitable share thereof, based on rentable square footage, intensity of use of any Utility, hours of operation, and such other factors as Landlord deems relevant. Tenant shall pay its equitable share of such utilities to Landlord, to the extent such obligation exceeds any amount thereof impounded under Section 4.5, within fifteen (15) days after receipt of a statement from Landlord. If at any time during the Lease Term, electrical power or any other utility is available to the Premises from multiple sources, Landlord shall have the right at anytime and from time to time to contract for service from any company or companies providing electrical, telecommunication, or other utility service to the Building. Tenant shall cooperate with Landlord and all providers of electrical, telecommunication, or other utility service and, as reasonably necessary, allow Landlord and such providers reasonable access to the Premises and to the electric lines, feeders, risers, wiring and any other machinery or equipment within the Premises. Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interruption, interference or defect in the supply or character of the electricity or other utilities supplied to the Premises. Landlord makes no representation or warranty as to the suitability of the utility service for Tenant’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute any actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under the Lease. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle Tenant to terminate this Lease or abate the rent due hereunder.

11.	USE.

11.1 Permitted Use. The Premises shall be used and occupied only for the permitted uses specified in Section 1.8. The Premises shall not be used or occupied for any other purposes without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. Tenant shall provide such information about such proposed use as may be reasonably requested by Landlord. Factors that Landlord may take into account in granting or withholding its consent shall include, without limitation: (a) whether the proposed use is compatible with the character and tenant mix of the Property, (b) whether the proposed use poses any increased risk to Landlord or any other occupant of the Property, (c) whether any proposed Alterations to accommodate such proposed use might decrease the rental or sale value of the Premises or the Property, and (d) whether Tenant has the requisite expertise and financial ability to successfully operate in the Premises with the proposed use. If Tenant operates a retail store, Tenant shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business in the Premises. No auction, fire or bankruptcy sales may be conducted in the Premises, and no signs advertising such sales shall be posted on the Premises without the previous written consent of Landlord. Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas of the Property, nor shall Tenant distribute any handouts or other advertising matter in automobiles parked within the Property. If Tenant operates a restaurant or is otherwise engaged in food preparation,

Tenant shall install any and all grease traps and other specialized equipment as Landlord may require from time to time and shall have such grease traps and equipment cleaned and maintained regularly by an outside service in accordance with policies established by Landlord for the Property.

11.2 Use of Common Facilities. Tenant shall not sell merchandise or place carts, sales racks, portable signs, seating, tables or other objects (collectively “Tenant’s Outside Equipment”) outside the defined exterior walls, on the roof nor in permanent doorways of the Premises, or otherwise engage in any sales activities in the Common Facilities (including without limitation the placing or operation of any service tables or “sidewalk cafe” therein) without Landlord’s prior written consent in each instance, which consent Landlord may condition, or withhold, in its sole discretion. If Landlord does so consent, in addition to any other conditions on such permission that Landlord may impose, the following shall apply: (a) Tenant shall cause the Common Facilities so used or affected by such use, and all of Tenant’s Outside Equipment placed therein, to be maintained in good and sightly condition and repair, and shall cause the same to be cleaned as often as necessary, no less frequently than daily, (b) Tenant shall be responsible for regularly bussing any and all tables and other eating areas placed or used by Tenant in the Common Facilities, (c) none of Tenant’s Outside Equipment provided or installed by Tenant in the Common Facilities, regardless of proximity to the Premises, shall be considered exclusive to Tenant or its customers, (d) all of the disclaimer, indemnity provisions of Articles 12 and 13 of this Lease shall apply to such outside use, and Landlord shall not be liable for the damage to or theft of any of Tenant’s Outside Equipment, and (e) Landlord’s consent may be withdrawn at any time. If Tenant and/or the other tenants or occupants of the Property that may be utilizing any tables, seating, sidewalk cafe or outside sales area do not, through voluntary cooperation or otherwise, maintain the cleanliness and order of such area to Landlord’s satisfaction, Landlord shall have the right to hire employees or engage an outside service or services to do so, and the cost of such employees or services (or Tenant’s share thereof as determined by Landlord) shall be included in Tenant’s share of Operating Costs.

11.3 Compliance with Law and Other Requirements. Tenant shall obtain and pay or all permits, including a certificate of occupancy, required for Tenant’s occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act. Tenant shall not do or permit anything to be done in or about the Premises in conflict with all laws, ordinances, rules, regulations, orders, requirements, and recorded covenants and restrictions applicable to the Premises, whether now in force or hereafter in effect. Tenant shall, at Tenant’s sole cost and expense, be responsible to comply with any requirement to make alterations or to install additional facilities required by Tenant’s occupancy or the conduct of Tenant’s business. Tenant’s obligation shall include, but not be limited to, the obligation to comply with any and all requirements under the Americans with Disabilities Act relating to the Tenant’s use or occupancy of the Premises or any improvements or alterations existing in the Premises or made by Tenant in the Premises.

11.4 Waste, Quiet Conduct. Tenant shall nor use or permit the use of the Premises in any manner that tends to create waste or a nuisance, that will cause objectionable noise or odors, or that may disturb the quiet enjoyment of any other tenant in the Property.

11.5 Rules and Regulations. Tenant shall comply with the Rules and Regulations for the Property attached as Exhibit “B”, as the same may be amended by Landlord from time to time, upon notice to Tenant.

11.6 Signs. Prior to construction or installation of any sign, a detailed drawing of the proposed sign shall be prepared and submitted to Landlord for written approval. Tenant shall maintain all approved signs and other items described herein in good condition and repair at all times. All signs must be fabricated by a contractor selected by or approved by Landlord. No sign, placard, pennant, flag, awning, canopy, or advertising matter of any kind shall be placed or maintained on any exterior door, wall or window of the Premises or in any area outside the Premises, and no decoration, lettering or advertising matter shall be placed or maintained on the glass of any window or door, or that can be seen through the glass, of the Premises without first obtaining Landlord’s written approval. All signs and sign cases shall be considered fixtures and improvements and shall become the property of Landlord upon expiration or termination of the Lease. If Tenant fails to comply with this Section and Landlord serves upon Tenant a Notice to Perform Covenant or Quit (or similar notice), any breach of the covenants of this Section occurring thereafter shall be deemed to be noncurable.

11.7 Parking; Validation Coupons. Tenant shall require its employees to use Landlord’s parking facilities or street parking. Tenant, and Tenant’s employees and invitees, shall have the non-exclusive right, in common with others, to use the parking facilities of Landlord. Landlord reserves the right, without liability to tenant, to change and/or modify the parking facilities, to designate the specific location of parking for Tenant and Tenant’s employees and invitees and to adopt reasonable rules and regulations for use of the parking facilities. Tenant shall pay to Landlord a monthly fee, in advance, for the use of each parking space. Landlord reserves the right to establish the monthly parking fee in accordance with prevailing parking lot fees in the immediate area of the Property. Tenant shall purchase validation coupon books from the operator of the parking facilities, and establish a policy for providing validated parking for its customers, clients and visitors.

11.8 Entry by Landlord. Tenant shall permit Landlord, and Landlord’s agents, to enter the Premises at all reasonable times for any of the following purposes: (a) to inspect the Premises, (b) to supply any services or to perform any maintenance obligations of Landlord, including the erection and maintenance of such scaffolding, canopies, and fences, as may be required, (c) to make such improvements, replacements or additions to the Premises or the Property as Landlord deems necessary or desirable, (d) to post notices of nonresponsibility, (e) to place any usual or ordinary “for sale” signs, or (f) within six (6) months prior to the expiration of this Lease, to place any usual or ordinary “for lease” signs. No such entry shall result in any rebate of rent or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises. Landlord shall give reasonable notice to Tenant prior to any entry except in an emergency, or unless Tenant consents at the time of entry. If Tenant is not personally present to open and permit an entry into the Premises, at any lime when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise specifically provided herein. Landlord will at all times exercise its rights pursuant to this Lease in a manner so as to minimize interference with Tenant use of and access to the Premises.

12.	ACCEPTANCE OF PREMISES; NONLIABILITY OF LANDLORD; DISCLAIMER.

12.1 Acceptance of Premises. By taking possession hereunder, Tenant acknowledges that it has examined the Premises and accepts the condition thereof. Tenant acknowledges and agrees that Landlord has no obligation to improve the Premises other than as set forth specifically in this Lease, if at all. In particular, Tenant acknowledges that any additional improvements or alterations needed to accommodate Tenant’s intended use shall be made solely at Tenant’s sole cost and expense, and strictly in accordance with the requirements of this Lease (including the requirement to obtain Landlord’s consent thereto). Landlord shall have no responsibility to do any work required under any building codes or other governmental requirements not in effect or applicable at the time the Premises were constructed, including without limitation any requirements related to sprinkler retrofitting, seismic structural requirements, accommodation of disabled persons, or hazardous materials. Landlord shall be under no obligation to provide utility, telephone or other service or access beyond that which exists at the Premises as of the date of this Lease, unless Landlord specifically agrees in writing to provide the same. If it is anticipated that Tenant will be doing any alterations or installations prior to taking occupancy, any delays encountered by Tenant in accomplishing such work or obtaining any required permits therefor shall not delay the Commencement Date or the date that Tenant becomes liable to pay rent, or the date that Landlord may effectively deliver possession of the Premises to Tenant. By taking possession hereunder, Tenant acknowledges that it accepts the square footage of the Premises as delivered and as stated in this Lease. No discovery or alleged discovery after such acceptance of any variance in such square footage as set forth in this Lease (or in any proposal, advertisement or other description thereof) shall be grounds for any adjustment in any element of the rent payable hereunder, unless such adjustment is initiated by and implemented by Landlord in writing.

12.2 Landlord’s Exemption From Liability. Landlord shall not be liable for injury to Tenant’s business or loss of income therefrom, or for personal injury or property damage that maybe sustained by Tenant or any subtenant of Tenant, or their respective employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, flood, earthquake or other natural disaster, or from steam, electricity, gas, water or rain, that may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning, lighting fixtures or computer equipment or software, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages to property or for personal injury or loss of life arising from any use, act or failure to act of any third parties (including other occupants of the Property) occurring in, or about the Premises or in or about the Property (including without limitation the criminal acts of any third parties). Landlord shall not be liable for any latent defect in the Premises or in the building of which the Premises area part. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or willful misconduct of Landlord, and (ii) through no fault of Tenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.

12.3 No Warranties or Representations.

12.3.1 Neither Landlord nor Landlord’s agents make any warranty or representation with respect to the suitability or fitness of the space for the conduct of Tenant’s business, or for any other purpose.

12.3.2 Neither Landlord nor Landlord’s agents make any warranty or representation with respect to any other tenants or users that may or may not construct improvements, occupy space or conduct business within the Property, and Tenant hereby acknowledges and agrees that it is not relying on any warranty or representation relating thereto in entering into this Lease.

12.3.3 Landlord specifically disavows any oral representations made by or on behalf of its employees, agents and independent contractor’s, and Tenant hereby acknowledges and agrees that it is not relying and has not relied on any oral representations in entering into this Lease.

12.3.4 Landlord has not made any promises or representations, expressed or implied, that it will renew, extend or modify this Lease in favor of Tenant or any permitted transferee of Tenant, except as may be specifically set forth herein or in a written instrument signed by both parties amending this Lease in the future.

12.3.5 Notwithstanding that the rent payable to Landlord hereunder may at times include the cost of guard service or other security measures, it is specifically understood that Landlord does not represent, guarantee or assume responsibility that Tenant, and its subtenants and assigns and their respective agents, employees, contractors, invitees and any others using the Premises with Tenant’s express or implied permission, will be secure from any damage, injury or loss of life because of such guard service. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant, or any other person, and without liability to Landlord. To induce Landlord to provide such service if Landlord elects in its sole discretion to do so, Tenant agrees that (i) Landlord shall not be liable for any damage, injury or loss of life related to the provision or nonprovision of such service, and (ii) Landlord shall have no responsibility to protect Tenant, or its employees or agents, from the acts of any third parties (including other occupants of the Property) occurring in or about the Premises or in or about the Property (including without limitation the criminal acts of any third parties), whether or not the same could have been prevented by any such guard service or other security measures.

12.3.6 The purpose of the site plan attached hereto as Exhibit “A” is to show the approximate location of the Premises. Landlord reserves the right from lime to time to relocate, vary, and adjust the size of the various buildings and the location of any tenant. Landlord reserves the right from time to time (i) to make alterations or additions to and to build additional stories on the building in which the Premises are located and to build other building(s) adjoining the Premises, and (ii) to construct other buildings or improvements in the Property from time to time and to make alterations thereof or additions thereto and to build additional stories on any such buildings and to build adjoining the same. Easements for light and air are not included in the leasing of these Premises to Tenant. Landlord also reserves the right to relocate, vary, and adjust the size of the automobile parking areas and other Common Facilities, as further described in Section 6.4.

12.4 Keys. In order to implement Landlord’s master key system, Tenant shall re-key the Premises utilizing Landlord’s locksmith only, at its sole cost, upon taking possession thereof. Tenant hereby acknowledges that various persons have had access to the keys to the Premises as keyed prior to Tenant’s possession, and that Landlord disclaims all liability and responsibility for any unauthorized distribution or possession of such prior keys.

13.	INDEMNIFICATION.

Tenant shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals (collectively, “Landlord’s Related Entities”), harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys’ fees and costs, arising from personal injury, property damage and/or any other economic or non-economic injury, harm or damage and arising from: (a) Tenant’s use or occupation of the Premises or any work or activity done or permitted by Tenant in or about the Premises (including without limitation any storage or display of materials or merchandise, or other activity by Tenant in the Common Facilities), (b) any activity, condition or occurrence in the Premises or other area under the control of Tenant, (c) any breach or failure to perform any obligation imposed on Tenant under this Lease, or (d) any other act or omission of Tenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Tenant’s obligation to defend and indemnify shall include, but not be limited to, claims based on duties, obligations, or liabilities imposed on Landlord or Landlord’s Related Entities by statute, ordinance, regulation, or other law, such as claims based on theories of peculiar risk and nondelegable duty, and to any and all other claims based on the negligent act or omission of Landlord or Landlord’s Related Entities. The parties intend that this provision be interpreted as the broadest Type I indemnity provision as defined in McDonald & Kruse, Inc. v. San Jose Steel Co., 29 Cal, App. 3rd 413 (1972), and as allowed by law between a landlord and a tenant. Upon notice from Landlord, Tenant shall, at Tenant’s sole expense and by counsel satisfactory to Landlord, defend any action or proceeding brought against Landlord or Landlord’s Related Entities by reason of any such claim. If Landlord or any of Landlord’s Related Entities is made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold Landlord and Landlord’s Related Entities harmless from, and shall pay all costs, expenses and attorneys’ fees and costs incurred or paid in connection with, such litigation. Tenant, as a material part of the consideration to Landlord hereunder, assumes all risk of, and waives all claims against Landlord for, personal injury, property damage and/or any other economic or non-economic injury, harm or damage in, upon or about the Premises, from any cause whatsoever. Provided, however, that the indemnifications and waivers of Tenant set forth in this Section shall not apply to damage and liability caused by the gross negligence or willful misconduct of Landlord.

14.	HAZARDOUS MATERIALS.*

14.1 Definitions. “Hazardous Materials Laws” includes any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901, at seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code §25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code §25300, et seq., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code §25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code §13000, at seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any

*	Tenant shall have no liability to Hazardous Materials existing in the Premises or property prior to the Commencement Date.

Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements hereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder, or (c) is flammable or explosive material, oil, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

14.2 Use of Hazardous Materials. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use, and (b) such use is conducted in compliance with the provisions of this Article. Landlord’s consent may be withheld in Landlord’s sole discretion and, if granted, may be revoked at anytime. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord’s interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or if Tenant has not provided reasonably sufficient assurances of its ability to remedy such a violation and fulfill its obligations under this Article. Notwithstanding the foregoing, Landlord hereby consents to Tenant’s use, storage or disposal of products containing small quantities of Hazardous Materials that are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided that Tenant shall handle, use store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

14.3 Compliance With Laws; Handling Hazardous Materials. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenants operations on the Premises under any Hazardous Materials Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Hazardous Materials Laws. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans, and any other remedial work required by any governmental agency or lender, or recommended by Landlord’s environmental consultants, as a result of any release or discharge or potential release or discharge of Hazardous Materials affecting the Premises or the Property or any violation or potential violation of Hazardous Materials Laws by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, “Remedial Work”). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord’s interests. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene. Tenant shall additionally comply with the recommendations of Landlord’s and Tenant’s insurers based upon National Fire Protection Association standards or other applicable guidelines regarding the management and handling of Hazardous Materials.

14.4 Notice; Reporting. Tenant shall notify Landlord, in writing, within three (3) days after any of the following: (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency, (b) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws, (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. If the potential risk of any of the foregoing events is material, Tenant shall deliver immediate verbal notice to Landlord, in addition to written notice as set forth above. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

14.5 Indemnity. Tenant shall indemnify, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents) harmless from and against any and all liabilities, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys’ fees and costs) arising out of or in connection with any breach of any provisions of this Article or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any assignee or subtenant of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term or other period of Tenant’s actual or constructive occupancy of the Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Any defense of Tenant pursuant to this Section shall be by counsel acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant’s indemnification obligations pursuant to this Article. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 13 of this Lease. Tenant’s obligations pursuant to this Article shall survive the termination or expiration of this Lease.

14.6 Entry and Inspection; Cure. Landlord and its agents, employees and contractors, shall have the right but not the obligation) to enter the Premises at all reasonable times to inspect the Premises and Tenant’s compliance with the terms and conditions of this Article, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or If Landlord has reasonable cause to believe that violations of this Article have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least twenty-four (24) hours’ prior notice to Tenant. Landlord shall have the right (but not the obligation) to remedy any violation by Tenant of the provisions of this Article pursuant to Section 22.3 of this Lease or to perform any Remedial Work. Tenant shall pay, upon demand, all costs incurred by Landlord in investigating any such violations or potential violations or performing Remedial Work, plus interest thereon at the rate specified in this Lease from the date of demand until the date paid by Tenant.

14.7 Termination/Expiration. Upon termination or expiration of this Lease, Tenant shall, at Tenant’s cost, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, to the extent such condition is caused by Tenant or any assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees.

14.8 Event of Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law by Tenant or any assignee or subtenant of Tenant shall be a material Event of Default by Tenant under this Lease. In addition to or in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord’s election of this remedy shall not constitute a waiver of Landlord’s right thereafter to declare an Event of Default and pursue any other available remedy.

15.	ALTERATIONS; LIENS.

15.1 Alterations by Tenant. Tenant shall not make any alterations, additions or improvements (“Alterations”) to the Premises without Landlord’s prior written consent, except for nonstructural Alterations that cost $5,000 or less and are not visible from the exterior of the Premises. All Alterations installed by Tenant shall be new or completely reconditioned. Landlord shall have the right to approve the contractor, the method of payment of the contractor, and the plans and specifications for all proposed Alterations. Tenant shall obtain Landlord’s consent to all proposed Alterations requiring Landlord’s consent prior to the commencement of any such Alterations. Tenant’s request for consent shall be accompanied by information identifying the contractor and method of payment and two (2) copies of the proposed plans and specifications. All Alterations of whatever kind and nature shall become at once a part of the realty and shall be surrendered with the Premises upon expiration or earlier termination of the Lease Term, unless Landlord requires Tenant to remove the same as provided in Article 20. If Tenant demolishes or removes any then-existing tenant improvements or other portions of the Premises or the Building (including without limitation any previously installed Alterations), Tenant shall promptly commence and diligently pursue to completion the Alterations then underway or shall otherwise restore the Premises and the Building to its condition and state of improvement prior to such demolition or removal. During the Lease Term, Tenant agrees to provide, at Tenant’s expense, a policy of insurance covering loss or damage to Alterations made by Tenant, in an amount adequate to repair or replace the same, naming Landlord as an additional insured. Provided, however, Tenant may install movable furniture, trade fixtures, machinery or equipment in conformance with applicable governmental rules or ordinances and remove the same upon expiration or earlier termination of this Lease as provided in Article 20.

15.2 Permits and Governmental Requirements. Tenant shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys’ fees and costs, arising out of any failure by Tenant or Tenant’s contractor or agents to obtain all required permits, regardless of when such failure is discovered. Tenant shall do any and all additional construction, alterations, improvements and retrofittings required to be made to the Premises and/or the Property, or any other property of Landlord as a result of, or as may be triggered by, Tenant’s Alterations. Landlord shall have the right to do such construction itself; but in all instances Tenant shall pay all costs directly or indirectly related to such work and shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys’ fees and costs, arising out of any such additionally required work. All payment and indemnification obligations under this Section shall survive the expiration or earlier termination of the Lease Term.

15.3 Liens. Tenant shall pay when due all claims for any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall keep the Premises free from any liens arising with respect thereto. If Tenant fails to cause any such lien to be released within fifteen (15) days after imposition, by payment or posting of a proper bond, Landlord shall have the right (but not the obligation) to cause such release by such means as Landlord deems proper. Tenant shall pay Landlord upon demand for all costs incurred by Landlord in connection therewith (including attorneys’ fees and costs), with interest at the rate specified in Section 22.4 from the date of payment by Landlord to the date of payment by Tenant. Tenant will notify Landlord in writing thirty (30) days prior to commencing any alterations, additions, improvements or repairs in order to allow Landlord time to file a notice of nonresponsibility.

16.	DAMAGE AND DESTRUCTION.

16.1 Partial Insured Damage. If the Premises or any building in which the Premises are located are partially damaged or destroyed during the Lease Term, Landlord shall make the necessary repairs, provided such repairs can reasonably be completed within sixty (60) days after the date of the damage or destruction in accordance with applicable laws and regulations and provided that Landlord receives sufficient insurance proceeds to pay the cost of such repairs. In such event, this Lease shall continue in full force and effect. If such repairs cannot reasonably be completed within sixty (60) days after the date of the damage or destruction or if Landlord does not receive sufficient insurance proceeds, then Landlord may, at its option, elect within forty-five (45) days of the date of the damage or destruction to proceed with the necessary repairs, in which event this Lease shall continue in full force and effect and Landlord shall complete the same within a reasonable time. If Landlord does not so elect to make such repairs or if such repairs cannot be made under applicable laws and regulations, this Lease may be terminated at the option of either party within ninety (90)days of the occurrence of such damage or destruction.

16.2 Insurance Deductible. If Landlord elects to repair any damage caused by an insured casualty as provided in Section 16.1, Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, pay the amount of any deductible (or its share thereof) under any insurance policy covering such damage or destruction, in accordance with Section 9.4 above.

16.3 Uninsured Damage. In the event of any damage or destruction of the Premises or any building in which the Premises are located by an uninsured casualty, Landlord shall have the right to elect either to repair such damage or to terminate this Lease. Such election shall be exercised by written notice to Tenant within forty-five (45) days of such damage or destruction.

16.4 Total Destruction. A total destruction (including any destruction required by any authorized public authority) of either the Premises or any building in which the Premises are located shall terminate this Lease.

16.5 Partial Destruction of Property. If fifty percent (50%) or more of the rentable area of the Property is damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect to terminate this Lease.

16.6 Tenant’s Obligations. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any Alterations, trade fixtures, equipment or personal property placed or installed in the Premises by or on behalf of Tenant. Unless this Lease is terminated pursuant to this Article, Tenant shall promptly repair, restore or replace the same in the event of damage. Nothing contained in this Article shall be construed as a limitation on Tenant’s liability for any damage or destruction if such liability otherwise exists.

16.7 Rent Abatement. If Landlord repairs the Premises or the building after damage or destruction as described in this Article, Minimum Monthly Rent payable by Tenant hereunder from the date of damage until the repairs are completed shall be equitably reduced, based upon the extent to which such repairs interfere with the business carried on by Tenant in the Premises, but only to the extent Landlord receives proceeds from rental income insurance paid for by Tenant. Nothing in this Section shall be construed to permit the abatement in whole or in part of Percentage Rent, but the computation of Percentage Rent shall be based upon the revised Minimum Monthly Rent as the same may be abated pursuant to this Section. Landlord agrees to take reasonable steps to make a claim for and collect any rental income insurance proceeds that might be available.

16.8 Waiver of Inconsistent Statutes. The parties’ rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease; accordingly, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any other statute, code or judicial decisions that grants a tenant a right to terminate a lease in the event of damage or destruction of a leased premises.

17.	CONDEMNATION.

17.1 Condemnation of Premises. If any portion of the Premises is taken or condemned for a public or quasi-public use (“Condemnation”), and a portion remains that is susceptible of occupation, then this Lease shall terminate as to the portion so taken as of the date title vests in the condemnor, but shall remain in full force and effect as to the remaining Premises. Landlord shall, within a reasonable period of time, restore the remaining Premises as nearly as practicable to the condition existing prior to the condemnation; provided, however, if Landlord receives insufficient funds from the condemnor for such purpose, Landlord may elect to terminate this Lease. If this Lease continues in effect, the Minimum Monthly Rent shall be equitably adjusted, based upon the value of the Premises remaining after the Condemnation compared to the value of the Premises prior to Condemnation. Provided, however, in the event of any such partial condemnation, Landlord shall have the option to terminate this Lease entirely as of the date title vests in the condemnor. If all the Premises are condemned, or such portion so that there does not remain a portion that is susceptible of occupation, or if such a substantial portion of the Property is condemned that it is no longer economically appropriate to lease the Premises on the terms and conditions of this Lease, as reasonably determined by Landlord, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

17.2 Condemnation of Parking Area. If all or any portion of the parking area in the Property is condemned such that the ratio of the total square footage of parking and other Common Facilities compared to the total rentable building square footage of the Property is reduced to a ratio below two to one, then at the election of Landlord this Lease shall terminate as of the date title vests in the condemnor.

17.3 Condemnation Award. All compensation awarded upon any such partial or total Condemnation shall be paid to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages by reason of any such Condemnation. Provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any damage to Tenant’s business by reason of the Condemnation and on account of any cost that Tenant may incur in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. If this Lease is terminated, in whole or in part, in accordance with this Article as a result of a Condemnation, Tenant shall have no claim for the value of any unexpired term of this Lease.

18.	ASSIGNMENT AND SUBLETTING.

18.1 Landlord’s Consent Required. Tenant shall not voluntarily or involuntarily assign, sublease, mortgage, encumber, or otherwise transfer all or any portion of the Premises or its interest in this Lease (collectively, “Transfer”) without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may withhold its consent until Tenant has complied with the provisions of Sections 18.2 and 18.3. Any attempted Transfer without Landlord’s written consent shall be void and shall constitute a noncurable Event of Default under this Lease. If Tenant is a corporation, any cumulative Transfer of more than fifty percent (50%) of the voting stock of such corporation shall constitute a Transfer requiring Landlord’s consent hereunder provided, however, that this sentence shall not apply to any corporation whose stock is publicly traded. If Tenant is a partnership, limited liability company, trust or ether entity, any cumulative Transfer of more than twenty percent (20%) of the partnership, membership, beneficial or other ownership interests therein shall constitute a Transfer requiring Landlord’s consent hereunder. Tenant shall not have the right to consummate a Transfer or to request Landlord’s consent to any Transfer if any Event of Default has occurred, and is continuing, or if Tenant or any affiliate of Tenant is in default under any lease of any other real property owned or managed (in whole or in part) by Landlord or any affiliate of Landlord.

18.2 Landlord’s Election. Tenant’s request for consent to any Transfer shall he accompanied by a written statement setting forth the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, financial details of the proposed Transfer (e.g., the term and the rent and security deposit payable), and any other related information that Landlord may reasonably require. Landlord shall have the right: (a) to withhold consent to the Transfer, if reasonable, (b) to grant consent, (c) to terminate this Lease as to the portion of the Premises affected by any proposed Transfer, in which event Landlord may enter into a lease directly with the proposed Transferee, or (d) to consent on the condition that Landlord be paid, as Additional Rent hereunder, fifty percent (50%) of all subrent or other consideration to be paid to Tenant under the terms of the Transfer in excess of the total rent due hereunder (including, if such Transfer is an assignment or if such Transfer is to occur directly or indirectly in connection with the sale of any assets of Tenant, fifty percent (50%) of the amount of the consideration attributable to the Transfer of the Lease, as reasonably determined by Landlord). The grounds on which Landlord may reasonably withhold its consent to any requested Transfer include, without limitation, that: (i) the proposed Transferee’s contemplated use of the Premises following the proposed Transfer is reasonably similar to the use of the Premises permitted hereunder, (ii) in Landlord’s reasonable business judgment, the proposed Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (iii) in Landlord’s reasonable business judgment, the proposed Transferee lacks sufficient net worth, working capital, anticipated cash flow and other indications of financial strength to meet all of its obligations under this Lease, (iv) the proposed Transfer would breach any covenant of Landlord respecting a radius restriction, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Property, and (v) in Landlord’s reasonable business judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the Transfer or if Landlord does not receive sufficient assurances that the proposed Transferee has the experience and financial ability to remedy a violation of Hazardous Materials and to fulfill its obligations under Articles 13 and 14. Landlord need only respond to any request by Tenant hereunder within a reasonable time of not less than ten (10) business days alter receipt of all information and other submission required in connection with such request.

18.3 Costs; Transfer Fee. Tenant shall pay all costs and expenses in connection with any permitted Transfer, including any real estate brokerage commissions due with respect to the Transfer. Tenant shall pay all attorneys’ fees and costs incurred by Landlord and a fee of $500 to reimburse Landlord for costs and expenses incurred in connection with any request by Tenant for Landlord’s consent to a Transfer. Such fee shall be delivered to Landlord concurrently with Tenant’s request for consent.

18.4 Assumption; No Release of Tenant. Any permitted transferee shall assume in writing all obligations of Tenant under this Lease, utilizing a form of assumption agreement provided or approved by Landlord, and an executed copy of such assumption agreement shall be delivered to Landlord within fifteen (15) days after the effective date of the Transfer. The taking of possession of all or any part of the Premises by any such permitted assignee or subtenant shall constitute an agreement by such person or entity to assume without limitation or qualification all of the obligations of Tenant under this Lease, notwithstanding any failure by such person to execute the assumption agreement required in the immediately preceding sentence. No permitted Transfer shall release or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article or a consent to Transfer. Consent to one Transfer shall not constitute a consent to any subsequent Transfer. If any transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent Transfers or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant of its liability under this Lease.

18.5 No Merger. No merger shall result from any Transfer pursuant to this Article, any surrender by Tenant of its interest under this Lease, or any termination hereof in any other manner. In any such event, Landlord may either terminate any or all subleases or succeed to the interest of Tenant thereunder.

18.6 Reasonable Restriction. Tenant acknowledges that the restrictions on Transfer contained herein are reasonable restrictions for purposes of Section 22.2 of this Lease and California Civil Code Section 1951.4.

18.7 Concessions. If the permitted use for Tenant is a retail use, the restriction on assignment and subletting contained in this Article shall not prohibit Tenant from granting concessions for the operation of one or more departments of the business which Tenant is permitted to conduct in the Premises under the terms at Lease Section 11.1, subject to the following conditions: (a) each such concession may be granted only upon receipt by Tenant of the written consent of Landlord and shall be subject to all the terms and provisions of this Lease (b) the Gross Receipts from the operation of each such concession shall be deemed to be a part of the Gross Receipts of Tenant for purposes of determining the Percentage Rent payable hereunder, (c) all of the provisions hereof applying to the business of Tenant, including the provisions concerning reports and audits, shall apply to each such concession, and (d) at least seventy-five percent (75%) of the sales floor area of the Premises shall at all times be devoted to the business of and be operated by Tenant.

19.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

19.1 Subordination. This Lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the real property of which the Premises are a part, and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, beneficiary under deed of trust or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such mortgage, deed of trust or ground lease, as the case may be, and if Tenant fails to do so within fifteen (15) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to do so.

19.2 Attornment. If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or is otherwise acquired, by a mortgagee, beneficiary under deed of trust or ground lessor, upon the request and at the sole election of Landlord’s lawful successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon request of Landlord or any such mortgagee, beneficiary under deed of trust or ground lessor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord. Such agreement shall provide, among other things, that said successor shall not be bound by (a) any prepayment of more than one (1) month’s rent (except any Security Deposit) or (b) any material amendment of this Lease made after the later of the initial effective date of this Lease, or the date that such successor’s lien or interest first arose, unless said successor shall have consented to such amendment.

19.3 Estoppel Certificates. Within fifteen (15) days after written request from Landlord, Tenant at Tenant’s sole cost shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease is ungratified and in full force and effect (or, if modified, dating the nature of such modifications and certifying that this Lease is in full force and effect as modified), (b) the amount of any rent paid in advance, and (c) that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying the nature of such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of or lender on the Premises. If Tenant fails to deliver such Statement within said 15-day period, Tenant shall be liable for the immediate payment of all foreseeable and unforeseeable damages, penalties and attorneys’ fees and costs incurred by Landlord as a result of such failure. Tenant’s failure to deliver such statement within said 15-day period shall constitute a conclusive acknowledgment by Tenant: (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that not more than one month’s rent has been paid in advance, and (iii) that there are no uncured defaults in Landlord’s performance.

20.	SURRENDER OF PREMISES.

20.1 Condition of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition and state of repair as at the commencement of the Lease Term, except for ordinary wear and tear that Tenant is not otherwise obligated to remedy under the provisions of this Lease. Tenant shall deliver all keys to the Premises, and the building of which the Premises are a part, to Landlord, Upon Tenant’s vacation of the Premises, Tenant shall remove all portable furniture, trade fixtures, machinery, equipment, signs and other items of personal property (unless prohibited from doing the same under Section 20.2), and shall remove any Alterations (whether or not made with Landlord’s consent) that Landlord may require Tenant to remove. Tenant shall repair all damage to the Premises caused by such removal and shall restore the Premises to its prior condition, all at Tenant’s expense. Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but are not limited to, the following: capping all plumbing, capping all electrical wiring, repairing all holes in walls, restoring damaged floor and/or ceiling tiles, and thorough cleaning of the Premises. If Tenant fails to remove any items that Tenant has an obligation to remove under this Section when required by Landlord or otherwise, such items shall, at Landlord’s option, become the property of Landlord and Landlord shall have the right to remove and retain or dispose of the same in any manner, without any obligation to account to Tenant for the proceeds thereof. Tenant waives all claims against Landlord for any damages to Tenant resulting from Landlord’s retention or disposition of such Alterations or personal property. Tenant shall be liable to Landlord for Landlord’s costs of removing, storing and disposing of such items.

20.2 Removal of Certain Alterations, Fixtures and Equipment Prohibited. All Alterations fixtures (whether or not trade fixtures), machinery, equipment, signs and other items of personal property that Landlord has not required Tenant to remove tinder Section 20.1 shall become Landlord’s property and shall be surrendered to Landlord with the premises, regardless of who paid for the same. In particular and without limiting the foregoing, Tenant shall not remove any of the following materials or equipment without Landlord’s prior written consent, regardless of who paid for the same and regardless of whether the same are permanently attached to the Premises: power wiring and power panels; piping for gasses or liquids; sinks, cabinets and casework; fume hoods or specialized air-handling and evacuation systems, drains or other equipment for the handling of grease and/or waste water; computer, telephone and telecommunications wiring, panels and equipment; lighting and lighting fixtures; wall coverings;

drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and other heating or air conditioning equipment; fencing; security gates and systems; and other building operating equipment and decorations.

20.3 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease, and Tenant shall indemnify Landlord against all liabilities, damages and expenses incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term, Tenant’s occupancy shall be a tenancy from month-to-month only and not a renewal or extension hereof. All provisions of this Lease (other than those relating to the term) shall apply to such month-to-month tenancy, except that the Minimum Monthly Rent shall be increased to 150% of the Minimum Monthly Rent in effect during the last month of the Lease Term. No acceptance of rent, negotiation of rent checks or other act or omission of Landlord or its agents shall extend the Expiration Date of this Lease other than a writing executed by Landlord giving Tenant permission to remain in occupancy beyond the Expiration Date.

21.	DEFAULT BY TENANT.

The occurrence of any of the following shall constitute an “Event of Default” under this Lease by Tenant:

(a) Failure to pay when due the rent or any other monetary sums required hereunder.

(b) Failure to perform any other agreement or obligation of Tenant hereunder, if such failure continues for fifteen (15) days after written notice by Landlord to Tenant except as to those Events of Default that are noncurable, in which case no such grace period shall apply. Landlord’s notice described herein is intended to satisfy, and is not in addition to, any and all legal notices required prior to commencement of an unlawful detainer action, including without limitation, the notice requirements of California Code of Civil Procedure Sections 1161 et seq., provided that if the nature of such obligation is such that more than 15 days is required for performance, then Tenant will not be in default if Tenant commences performance within such 15-day period and thereafter diligently prosecutes the same to completion.

(c) Abandonment or vacation of the Premises by Tenant, or failure to occupy the Premises for ten (10) consecutive days.

(d) If any of the following occurs: (i) a petition is filed for an order of relief under the federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and such petition is not dismissed within thirty (30) days after the filing thereof; (ii) Tenant makes a general assignment for the benefit of creditors; (iii) a receiver or trustee is appointed to take possession of any substantial part of Tenant’s assets, unless such appointment is vacated within thirty (30) days after the date thereof; (iv) Tenant consents to or suffers an attachment, execution or other judicial seizure of any substantial part of its assets or its interest under this Lease, unless such process is released or satisfied within thirty (30) days after the occurrence thereof. If a court of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder, Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

(e) The occurrence of any other event that is deemed to be an Event of Default under any other provision of this Lease.

22.	REMEDIES.

Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following remedies, each of which shall be cumulative and in addition to any other remedies now or hereafter available at law or in equity:

22.1 Termination of Lease. Landlord can terminate this Lease and Tenant’s right to possession of the Premises by giving written notice of termination, and then re-enter the Premises and take possession thereof. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Upon termination, Landlord has the right to recover all damages incurred by Landlord as a result of Tenant’s default, including:

(a) The worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after the dale of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s default, including, but not limited to (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (iii) brokers fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, (vi) attorneys’ fees and costs, (vii) any unearned brokerage commissions paid in connection with this Lease, and (viii) payment of any previously waived or abated Minimum Monthly Rent and/or Additional Rent: plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law, As used in paragraphs (a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at the maximum permissible legal rate. As used in paragraph (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

22.2 Continuation of Lease. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, it Tenant has the right to sublet or assign, subject only to reasonable limitations), as follows:

(a) Landlord can continue this Lease in full force and effect without terminating Tenant’s right of possession, and Landlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Tenant hereunder. Landlord shall have the right to enter the Premises to do acts of maintenance and preservation of the Premises, to make alterations and repairs in order to relet the Premises, and/or to undertake other efforts to relet the Premises. Landlord may also remove personal property from the Premises and store the same in a public warehouse at Tenant’s expense and risk. No act by Landlord permitted under this paragraph shall terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction.

(b) In furtherance of the remedy set forth in this Section, Landlord may relet the Premises or any part thereof for Tenants account, for such term (which may extend beyond the Lease Term), at such rent, and on such other terms and conditions as Landlord may deem advisable in its sole discretion. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises. Any rents received by Landlord from such reletting shall be applied to the payment of: (i) any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) the costs of such reletting, including brokerage and attorneys’ fees and costs, and the cost of any alterations and repairs to the Premises, and (iii) the payment of rent due and unpaid hereunder, including any previously waived or abated rent. Any remainder shall be held by Landlord and applied in payment of future amounts as the same become due and payable hereunder. In no event shall Tenant be entitled to any excess rent received by Landlord after an Event of Default by Tenant and the exercise of Landlord’s remedies hereunder. If the rent from such reletting during any month is less than the rent payable hereunder, Tenant shall pay such deficiency to Landlord upon demand.

(c) Landlord shall not, by any re-entry or other act, be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have terminated this Lease or Tenant’s right to possession of the Premises or the liability of Tenant to pay rent accruing thereafter or Tenant’s liability for damages under any of the provisions hereof, unless Landlord shall have given Tenant notice in writing that it has so elected to terminate this Lease.

(d) Tenant acknowledges and agrees that the restrictions on the Transfer of the Lease set forth in Article 18 of this Lease constitute reasonable restrictions cm such transfer for purposes of this Section and California Civil Code Section 1951.4.

22.3 Performance By Landlord. If Tenant fails to pay any sum of money or perform any other act to be performed by Tenant hereunder, and such failure continues for fifteen (15) days after notice by Landlord, Landlord shall have the right (but not the obligation) to make such payment or perform such other act without waiving or releasing Tenant from its obligations. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 22.4, shall be payable to Landlord on demand. Landlord shall have the same rights and remedies in the event of nonpayment by Tenant as in the case of default by Tenant in the payment of the rent.

22.4 Late Charge; Interest on Overdue Payments. The parties acknowledge that late payment by Tenant of Minimum Monthly Rent or any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to determine, including, but not limited to, processing and accounting charges, administrative expenses, and additional interest expenses or late charges that Landlord may be required to pay as a result of late payment on Landlord’s obligations. Therefore, if any installment of Minimum Monthly Rent or Additional Rent is not received by Landlord on the due date, and without regard to whether Landlord gives Tenant notice of such failure or exercises any of its remedies upon an Event of Default, Tenant shall pay a late charge equal to the greater of ten percent (10%) of the overdue amount or One Hundred Dollars ($100), as Additional Rent hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the damages Landlord will incur by reason of late payment by Tenant. In addition, any amount due from Tenant that is not paid when due shall bear interest at a rate equal to two percent (2%) over the then current Bank of America prime or reference rate or ten percent (10%) per annum, whichever is greater, but not in excess of the maximum permissible legal rate, from the date such payment is due until the date paid by Tenant. Landlord’s acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default or prevent Landlord from exercising any other rights or remedies available to Landlord.

22.5 Landlord’s Right to Require Advance Payment of Rent; Cashier’s Checks. If Tenant is late in paying any component of rent more than three (3) times during the Lease Term, Landlord shall have the right, upon notice to Tenant, to require that all rent be paid three (3) months in advance. Additionally, if any of Tenant’s checks are returned for insufficient funds, or if Landlord at any time serves upon Tenant a Three Day Notice to Pay Rent or Quit (pursuant to California Civil Code Sections 1161 et seq., or any successor or similar unlawful detainer statutes), Landlord may, at its option, require that all future rent (including any sums demanded in any subsequent three (3) day notice) be paid exclusively by money order or cashiers check.

23.	DEFAULT BY LANDLORD.

23.1 Notice to Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to each Mortgagee as provided in Section 23.2, specifying the nature of the alleged default; provided, however, that if the nature of the obligation is such that more than thirty (30) business days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

23.2 Notice to Mortgagees. Tenant agrees to give each mortgagee or trust deed holder on the Premises or the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said 30-day period, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure the default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

23.3 Limitations on Remedies Against Landlord. In the event Tenant has any claim or cause of action against Landlord: (a) Tenant’s sole and exclusive remedy shall be against Landlord’s interest in the building of which the Premises are a part, and neither Landlord nor any partner of Landlord nor any other properly of Landlord shall be liable for any deficiency, (b) no partner of Landlord shall be sued or named as a party its any suit or action (except as may be necessary to secure jurisdiction over Landlord), (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction over the partnership), and no such partner shall be required to answer or otherwise plead to any service of process, (d) no judgment shall be taken against any partner of Landlord and any judgment taken against any partner of Landlord may be vacated and set aside at any time, and (e) no writ of execution will ever be levied against the assets of any partner of Landlord. The covenants and agreements set forth in this Section shall be enforceable by Landlord and/or by any partner of Landlord. If Landlord fails to give any consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance and such other remedies as may be specifically reserved to Tenant under this Lease, but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give consent. Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within one (1) year after the date of the inaction or omission or the date of the occurrence of the event or of the action to which the claim, demand, right or defense relates, whichever applies.

24.	GENERAL PROVISIONS.

24.1 Action or Defense by Tenant. Any claim, demand, right or defense of any kind by Tenant that is based upon or arises in connection with the Lease or negotiations prior to its execution shall be barred unless Tenant commences an action thereon or initiates a legal proceeding or defense by reason thereof within six (6) months after the date of the occurrence of the event, act or omission to which the claim, demand, right or defense relates. Tenant acknowledges and understands that, after having had an opportunity to consult with legal counsel, the purpose of this paragraph is to shorten the time period within which Tenant would otherwise have to raise such claims, demands or rights of defense.

24.2 Arbitration and Mediation; Waiver of Jury Trial. Except as provided in this Section, if any dispute ensues between Landlord and Tenant arising out of or concerning this Lease, and if said dispute cannot be settled through direct discussions between the parties, the parties shall first to attempt to settle the dispute through mediation before a mutually acceptable mediator. The cost of mediation shall be divided equally between the parties. Thereafter, any remaining, unresolved disputes or claims shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party in any such arbitration shall be entitled to recover reasonable costs and attorneys’ fees and costs as determined by the arbitrator; provided, however, that the foregoing provisions regarding mediation and arbitration shall not apply to (a) any issue or claim that might properly be adjudicated in an unlawful detainer proceeding, or (b) to any issue or claim that Landlord elects not to have resolved through arbitration and with respect to which Landlord commences an action in law or equity to determine the same. Without limiting the foregoing, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim (including any claim of injury or damage and any emergency and other statutory remedy in respect thereof) brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises.

24.3 Attorneys’ Fees. If either party brings any legal action or proceeding, declaratory or otherwise, arising out of this Lease, including any suit by Landlord to recover rent or possession of the Premises or to otherwise enforce this Lease, the losing party shall pay the prevailing party’s costs and attorneys’ fees and costs incurred in such proceeding, If Landlord issues notice(s) to pay rent, notice(s) to perform covenant, notice(s) of abandonment, or comparable documents as a result of Tenant’s default under this Lease, and if Tenant cures such default, Tenant shall pay to Landlord the reasonable costs incurred by Landlord, including Landlord’s attorneys’ fees and costs, oft preparation and delivery of same.

24.4 Authority of Tenant. Tenant represents and warrants that it has full power and authority to execute and fully perform its obligations under this Lease pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Agreement on behalf of Tenant are the duly designated agents of Tenant and are authorized to do so. Prior to execution of this Lease, Tenant shall supply Landlord with such evidence as Landlord may request regarding the authority of Tenant to enter into this Lease. Any actual or constructive taking of possession of the Premises by Tenant shall constitute a ratification of this Lease by Tenant.

24.5 Binding Effect. Subject to the provisions of Article 18 restricting transfers by Tenant and subject to Section 24.27 regarding transfer of Landlord’s interest, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

24.6 Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this transaction, and it knows of no real estate broker or agent who are entitled to a commission in connection with this transaction, except Hughes Marino. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any obligation or liability to pay any commission or compensation arising from the act or agreement of Tenant,

24.7 Construction. The headings and captions used in this Lease are for convenience only and are not a part of the terms and provisions of this Lease. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant, its subtenants and assigns and their respective agents, employees, contractors, and invitees, and any others using the Premises with Tenant’s express or implied permission. Any use in this Lease, or in any addendum, amendment or other document related hereto, of the terms “lessor” or “lessee” to refer to a party to this Lease shall be deemed to be references to Landlord and Tenant respectively.

24.8 Counterparts. This Lease may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Lease binding on all parties after all parties have signed such a counterpart.

24.9 Covenants and Conditions. Each provision to be performed by Tenant shall be deemed to be both a covenant and a condition.

24.10 Entire Agreement. This Lease, together with all exhibits and addenda, if any, attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes, cancels, and merges any and all previous verbal or written negotiations, arrangements, representations, brochures, displays, models, photographs, renderings, floor plans, elevations, projections, estimates, agreements and understandings if any, made by or between Landlord and Tenant and their agents, with respect to the subject matter, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments thereto, is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. There are no other representations or warranties between the parties, and all reliance with respect to representations is solely based upon the representations and agreements contained in this Lease.

24.11 Exhibits. All exhibits, addenda and riders attached or referred to herein are hereby incorporated herein by reference.

24.12 Financial Statements. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably requested by Landlord to verify the net worth of Tenant, or any assignee, , subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any proposed or actual lender or purchaser of the Premises designated by Landlord any financial statements required by such party to facilitate the sale, financing or refinancing of the premises, including the past three (3) years financial statements. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement; Landlord shall take reasonable precautions to protect the confidentiality of such financial statements, Tenant hereby irrevocably authorizes Landlord to conduct credit checks and other investigations into Tenant’s financial affairs.

24.13 Force Majeure. If Landlord is delayed in performing any of its obligations hereunder due to strikes, labor problems, inability to procure utilities, materials, equipment or transportation, governmental regulations, weather conditions, riots, insurrection, or war, or other events beyond Landlord’s control, then the time for performance of such obligation shall be extended to the extent reasonably necessary as a result of such event.

24.14 Governing Law. This Lease shall be governed, construed and enforced in accordance with the laws of the State of California.

24.15 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for all of the obligations of Tenant hereunder.

24.16 Modification. The provisions of this Lease may not be modified or amended, except by a written instrument signed by all parties.

24.17 Modification for Lender. If, in connection with obtaining financing or refinancing for the Premises or the Property, Landlord’s lender requests reasonable modifications to this Lease, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights hereunder.

24.18 Nondiscrimination. Tenant for itself and its officers, directors, shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals, agrees to comply fully with any and all laws and other requirements prohibiting discrimination against any person or group or persons on account of race, color, religion, creed, sex, marital status, sexual orientation, national origin, ancestry, physical handicap or medical condition, in the use occupancy or patronage of the Premises and/or of Tenant’s business. Tenant shall indemnify, defend and hold Landlord and Landlord’s officers, directors, shareholders, partners, principals, employees and agents, and their respective successors and assigns, harmless from and against all damage and liability incurred by Landlord in the event of any violation of the foregoing covenant or because of any event of or practice of discrimination against any such persons or group of persons by Tenant or its officers, directors shareholders, partners, principals, employees, agents, representatives, and other related entities and individuals in accordance with the indemnification provisions of Article 13.

24.19 Notice. Any and all notices to either patty shall be personally delivered or sent by regular mail, postage prepaid, addressed to the party to be notified at the address specified in Section 1.1, or at such other address as such party may from time to time designate in writing. Notice shall be deemed delivered on the date of personal delivery or three (3) business days after deposit in the U.S. Mail, certified, return receipt requested.

24.20 Partial Invalidity. If any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby. Each provision shall be valid and enforceable to the fullest extent permitted by law.

24.21 Quiet Enjoyment. Landlord agrees that Tenant, upon paying the rent and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord’s delivery of the Premises to Tenant and until the end of the Lease Term; subject, however, to the lien and provisions of any mortgage or deed of trust to which this Lease is or becomes subordinate.

24.22 Recording. Tenant shall not record this Lease or any memorandum hereof without Landlord’s prior written consent.

24.23 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, principal-agent, or employer-employee relationship between Landlord and any other person or entity (including, without limitation, Tenant) or as causing Landlord to be responsible in any way for the debts or obligations of such other person or entity.

24.24 Rights of Redemption Waived. Tenant hereby expressly waives any and all rights of redemption under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of Tenant’s violation of any of the covenants and conditions of this Lease or otherwise.

24.25 Time of Essence. Time is of the essence of each and every provision of this Lease.

24.26 Transfer of Landlord’s Interest. In the event of a sale, assignment, exchange or other disposition of Landlord’s interest in the Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said sale, assignment, exchange or other disposition, provided that any Security Deposit or other funds then held by Landlord in which Tenant has an interest are delivered to Landlord’s successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

24.27 Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, either (i) enter into a lease for any space in the Property or (ii) continue to lease any space in the Property under any lease or transfer its interest under its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant’s obligations under this Lease.

24.28 Construction of Lease and Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

24.29 Waiver. No provision of this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. A waiver of any such breach shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision. No delay or omission by Landlord in exercising any of its remedies shall impair or be construed as a waiver thereof, unless such waiver is expressly set forth in a written instrument signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

(Remainder of Page Intentionally Left Blank)

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND/OR SIGNATURE BY TENANT IS NOT A COMMITMENT BY LANDLORD OR ITS AGENTS TO RESERVE THE PREMISES OR TO LEASE THE PREMISES TO TENANT. THIS LEASE SHALL BECOME EFFECTIVE AND LEGALLY BINDING ONLY UPON FULL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT. UNTIL LANDLORD DELIVERS A FULLY EXECUTED COUNTERPART HEREOF TO TENANT, LANDLORD HAS THE RIGHT TO OFFER AND TO LEASE THE PREMISES TO ANY OTHER PERSON TO THE EXCLUSION OF TENANT.

EXECUTED, by Landlord and Tenant as of the date first written above.

TENANT:		LANDLORD:

Protox Therapeutics Corp., a Delaware corporation		ALLISON – ZONGKER 1299 Prospect St. La Jolla, California 92037

By:	/s/ [Illegible]	By:	/s/ for Allison

Title:	Executive Chairman and President	Title:	Managing General Partner

By:		By:

Title:		Title:

EXHIBIT "A"

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40
FEET
COAST BOULEVARD
1255 COAST BLVD.
1258 PROSPECT ST.
INITIALS
1268 PROSPECT ST.
1270 PROSPECT ST.
1266 PROSPECT ST.
1262 PROSPECT ST.
(2nd story)
1262 B PROSPECT ST.
1262 1/2 B PROSPECT ST.
1264 PROSPECT ST.
1274 PROSPECT ST.
PROSPECT ST.
INITIALS

GREEN DRAGON COLONY

EXHIBIT “B”

RULES AND REGULATIONS

The fallowing Rules and Regulations shall apply to the Property. Tenant agrees to comply with same and to require its agents, employees, contractors, customers and invitees to also comply. Landlord shall have the right from time to time to amend or supplement these Rules and Regulations, and Tenant agrees to comply, and to require its agents, employees, contractors, customers and invitees to comply, with such amended or supplemented Rules and Regulations, provided that (a) notice of such amended or supplemental Rules and Regulations is given to Tenant, and (b) such amended or supplemental Rules and Regulations apply uniformly to all tenants of the Property. If Tenant or its subtenants, employees, agents, or invitees violate any of these Rules and Regulations, resulting in any damage to the Property or increased costs of maintenance of the Property, or causing Landlord to incur expenses to enforce the Rules and Regulations, Tenant shaft pay all such costs to Landlord as Additional Rent. In the event of any conflict between the Lease and these or any amended or supplemental Rules and Regulations, the provisions of the Lease shall control.

1.

Tenant shall be responsible at its sole cost for the removal of all of Tenant’s refuse or rubbish. All garbage and refuse shall be disposed of outside of the Premises, shall be placed in the kind of container specified by Landlord, and shall be prepared for collection in the manner and at the times and places specified by Landlord. If Landlord provides or designates a service for picking up refuse and garbage, Tenant shall use the same at Tenant’s sole cost. Tenant shall not burn any trash or garbage of any kind in or about the Premises. If Landlord supplies janitorial services to the Premises, Tenant shall not, without Landlord’s prior written consent, employ any person or persons other than Landlord’s janitorial service to clean the Premises.

2.

No aerial, satellite dish, transceiver, or other electronic communication equipment shall be erected on the roof or exterior walls of the Premises, or in any other part of the Property without Landlord’s prior written consent. Any aerial, satellite dish, transceiver, or other electronic communication equipment so installed without Landlord’s prior written consent shall be subject to removal by Landlord without notice at any trine and without liability to Landlord.

3.

No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without Landlord’s prier written consent. Tenant shall conduct its business in a quiet and orderly manner so as not to create unnecessary or unreasonable noise. Tenant shall not cause or permit any obnoxious or foul odors that disturb the public or other occupants of the Property. If Tenant operates any machinery or mechanical equipment that causes noise or vibration that is transmitted to tee structure of the building in which the Premises are located or to other parts of the Properly to such a degree as to be objectionable to Landlord or to any other occupant of the Property, Tenant shall install and maintain, at Tenant’s expense, such vibration eliminators or other devices sufficient to eliminate the objectionable noise or vibration.

4.

Tenant shall keep the outside areas immediately adjoining the Premises clean and free from dirt, rubbish, pallets and other debris to the satisfaction of Landlord. If Tenant fails to cause such outside areas to be maintained as required within twelve (12) hours after verbal notice that the same do not so comply, Tenant shall pay a fee equal to the greater of Fifty Dollars ($50.00) or the costs incurred by Landlord to clean up such outside areas.

5.

Tenant shall not store any merchandise, inventory, equipment, supplies, finished or semi-finished products, raw materials or other articles of any nature outside the Premises (or the building constructed thereon if the Premises includes any outside areas) without Landlord’s prior written consent.

6.

Tenant and Tenant’s employees shall not park automobiles in the Property parking area or common area, unless Landlord designates a specific area for such parking. Unless such area is designated by Landlord, all parking areas in the Property are to be reserved exclusively for the patrons and customers of the occupants of the Property. If Tenant or Tenant’s employees park automobiles in the Property in an area other than that designated by Landlord, then Landlord, at its option, may charge the Tenant Twenty Dollars ($20.00) per day per automobile so parked, which sum is hereby agreed upon as reasonable. Upon request by Landlord, Tenant shall provide the license plate numbers of the cars of Tenant and Tenant’s employees.

7.

The Premises shall not be used for lodging, sleeping, cooking, or for any immoral or illegal purposes, or for any purpose that will damage the Premises or the reputation thereof. Landlord reserves the right to expel from the Property any person who is intoxicated or under the influence of liquor or drugs or who shall act in violation of any of these Rules and Regulations. Tenant shall not conduct or permit any sale by auction on the Premises. No video, pinball, , or similar electronic game machines of any description shall be installed, maintained or operated upon the Promises without the prior written consent of Landlord.

8.	Tenant, Tenant’s employees or agents, shall not disturb, solicit, or canvas any occupant of the Property, and Tenant shall take reasonable steps to discourage others from doing the same.

9.

Tenant shall not keep in, or allow to be brought into, the Premises or Property any pet, bird or other animal, other than “seeing-eye” dogs or other animals under the control of and specifically assisting any disabled person.

EXHIBIT B

RULES AND REGULATIONS

10.

The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be disposed of therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provisions shall be borne by Tenant. Tenant shall not waste or use any excessive or unusual amount of water.

11.	Tenant shall use, at Tenant’s cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

12.

Tenant will protect the carpeting from undue wear by providing carpet protectors under chairs with casters, and by provision protective covering in carpeted areas where spillage or excessive wear may occur.

13.

Tenant shall be responsible for repair of any damage caused by the moving of freight, furniture or other objects into, within, or out of the Premises or the Property. No heavy objects (such as safes, furniture, equipment, freight, etc.) shall be placed upon any floor without Landlord’s prior written approval as to the adequacy of the allowable floor loading at the point where the objects are intended to be moved or stored. Landlord may specify the time of moving to minimize any inconvenience to other occupants of the Property.

14.

Without Landlord’s prior written consent, no drapes or sunscreens of any nature shall be installed in the Premises and the sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the building shall not be covered or obstructed. Landlord shall have the right to specify the type of window coverings that may be installed, at Tenant’s expense. Tenant shall not mark, drive nails, screw or drill into, paint, or in any way deface any surface or part of the building. Notwithstanding the foregoing, Tenant may hang pictures, blackboards, or similar objects, provided Tenant repairs and repaints any nail or screw holes, and otherwise returns the premises to the condition required under the Lease after the expiration or earlier termination of the Lease Term. The expense of repairing any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by Tenant.

15.

No electrical wiring, electrical apparatus, or additional electrical outlets shall be installed in the Premises without Landlord’s prior written approval. Any such installation not so approved by Landlord may be removed by Landlord at Tenant’s expense. Tenant may not alter any existing electrical outlets or overburden them beyond their designed capacity. Landlord reserves the right to enter the Premises, with reasonable notice to Tenant, for the purpose of installing additional electrical wiring and other utilities for the benefit of Tenant or adjoining tenants. Landlord will direct electricians as to where and how telephone and affixed wires are to be installed in the Premises. The location of telephone, call boxes and other equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

16.

If Tenant’s use of the Premises involved the sale and/or preparation of food, Tenant shall at all times maintain a health department rating of “A” (or such other highest health department or similar rating as is available). Any failure by Tenant to maintain such “A” rating twice in any twelve (12) month period shall, at the election of Landlord, constitute a noncurable Event of Default under the Lease.

17.	Truant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

19.

All loading and offloading of merchandise, inventory, equipment, supplies and other goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Landlord. The delivery or shipping of merchandise, inventory, equipment, supplies and other goods to and from the Premises shall be subject to such rules and regulations as are necessary or appropriate, in the judgment of Landlord, for the proper operation of the Premises or the Property. If the building in which the Premises are located is equipped with a freight elevator, all deliveries to and from the Premises shall be made using the freight elevator during the time periods specified by Landlord, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.

20.

Tenant may not place, allow, suffer or permit the placement, installation or usage of open flame candles, or candles of any type (other than electric) within the Premises. No device having an open flame may be placed, installed, used or operated within the Premises.

EXHIBIT B

RULES AND REGULATIONS